                                                                     EXHIBIT 4.2

================================================================================



                                   MTL INC.,

                                                  as Issuer,

                         the GUARANTORS named herein,

                                                  as Guarantors,

                                      and

                   UNITED STATES TRUST COMPANY OF NEW YORK,


                                                  as Trustee

                              __________________

                                   INDENTURE

                           Dated as of June 9, 1998

                              __________________

                              up to $275,000,000

                              __________________

                                 $100,000,000

                    10% Senior Subordinated Notes due 2006

                                  $40,000,000

    Floating Interest Rate Subordinated Term Securities ("FIRSTS")(SM)/*/
                                   due 2006

================================================================================

_________________________

/*/  FIRSTS(SM) is a service mark of BT Alex. Brown Incorporated

                             CROSS-REFERENCE TABLE

TIA                                                        Indenture
Section                                                     Section
-------                                                    ---------
310(a)(1).............................................     7.10
   (a)(2).............................................     7.10
   (a)(3).............................................     N.A.
   (a)(4).............................................     N.A.
   (a)(5).............................................     7.08; 7.10
   (b)................................................     7.08; 7.10;
                                                           13.02
   (c)................................................     N.A.
311(a)................................................     7.11
   (b)................................................     7.11
   (c)................................................     N.A.
   312(a).............................................     2.05
   (b)................................................     13.03
   (c)................................................     13.03
313(a)................................................     7.06
   (b)(1).............................................     7.06
   (b)(2).............................................     7.06
   (c)................................................     7.06; 13.02
   (d)................................................     7.06
314(a)................................................     4.08; 4.10;
                                                           13.02
   (b)................................................     N.A.
   (c)(1).............................................     7.02; 13.04;
                                                           13.05
   (c)(2).............................................     7.02; 13.04;
                                                           13.05
   (c)(3).............................................     N.A.
   (d)................................................     N.A.
   (e)................................................     13.05
   (f)................................................     N.A.
315(a)................................................     7.01(b)
   (b)................................................     7.05
   (c)................................................     7.01
   (d)................................................     6.05; 7.01(c)
   (e)................................................     6.11
316(a)(last sentence).................................     2.09
   (a)(1)(A)..........................................     6.05
   (a)(1)(B)..........................................     6.04
   (a)(2).............................................     9.05
   (b)................................................     6.07
   (c)................................................     9.05
317(a)(1).............................................     6.08
   (a)(2).............................................     6.09
   (b)................................................     2.04
318(a)................................................     13.01
   (c)................................................     13.01

-----------------------

N.A. means Not Applicable

Note: This Cross - Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions................................................   1
SECTION 1.02.    Incorporation by Reference of TIA..........................  33
SECTION 1.03.    Rules of Construction......................................  33

                                  ARTICLE TWO

                                THE SECURITIES

SECTION 2.01.    Form and Dating............................................  34
SECTION 2.02.    Execution and Authentication...............................  35
SECTION 2.03.    Registrar, Paying Agent and Calculation Agent..............  36
SECTION 2.04.    Paying Agent To Hold Assets in Trust.......................  37
SECTION 2.05.    Holder Lists...............................................  37
SECTION 2.06.    Transfer and Exchange......................................  38
SECTION 2.07.    Replacement Securities.....................................  40
SECTION 2.08.    Outstanding Securities.....................................  40
SECTION 2.09.    Treasury Securities........................................  41
SECTION 2.10.    Temporary Securities.......................................  41
SECTION 2.11.    Cancellation...............................................  41
SECTION 2.12.    Defaulted Interest.........................................  42
SECTION 2.13.    CUSIP Number...............................................  42
SECTION 2.14.    Restrictive Legends........................................  42
SECTION 2.15.    Book-Entry Provisions for Global Security..................  44
SECTION 2.16.    Special Transfer Provisions................................  46

                                 ARTICLE THREE

                                  REDEMPTION

SECTION 3.01.    Notices to Trustee.........................................  48
SECTION 3.02.    Selection of Securities To Be Redeemed.....................  48
SECTION 3.03.    Notice of Redemption.......................................  49
SECTION 3.04.    Effect of Notice of Redemption.............................  50
SECTION 3.05.    Deposit of Redemption Price................................  50
SECTION 3.06.    Securities Redeemed in Part................................  51

                                                                            Page
                                                                            ----
                                 ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.    Payment of Securities......................................  51
SECTION 4.02.    Maintenance of Office or Agency............................  51
SECTION 4.03.    Limitation on Restricted Payments..........................  52
SECTION 4.04.    Limitation on Incurrence of
                    Additional Indebtedness.................................  55
SECTION 4.05.    Corporate Existence........................................  55
SECTION 4.06.    Payment of Taxes and Other Claims..........................  55
SECTION 4.07.    Maintenance of Properties and Insurance....................  56
SECTION 4.08.    Compliance Certificate; Notice of Default..................  57
SECTION 4.09.    Compliance with Laws.......................................  57
SECTION 4.10.    Reports to Holders.........................................  58
SECTION 4.11.    Waiver of Stay, Extension or Usury Laws....................  58
SECTION 4.12.    Limitations on Transactions with Affiliates................  59
SECTION 4.13.    Limitation on Dividend and Other Payment
                    Restrictions Affecting Subsidiaries.....................  60
SECTION 4.14.    Limitation on Liens........................................  62
SECTION 4.15.    Change of Control..........................................  62
SECTION 4.16.    Limitation on Asset Sales..................................  65
SECTION 4.17.    Prohibition on Incurrence of
                    Senior Subordinated Debt................................  69
SECTION 4.18.    Additional Subsidiary Guarantees...........................  69

                                 ARTICLE FIVE

                             SUCCESSOR CORPORATION

SECTION 5.01.    Merger, Consolidation and Sale of Assets...................  69

SECTION 5.02.    Successor Corporation Substituted..........................  71

                                  ARTICLE SIX

                             DEFAULT AND REMEDIES

SECTION 6.01.    Events of Default..........................................  72
SECTION 6.02.    Acceleration...............................................  74
SECTION 6.03.    Other Remedies.............................................  75
SECTION 6.04.    Waiver of Past Defaults....................................  75
SECTION 6.05.    Control by Majority........................................  75
SECTION 6.06.    Limitation on Suits........................................  76
SECTION 6.07.    Rights of Holders To Receive Payment.......................  76
SECTION 6.08.    Collection Suit by Trustee.................................  77
SECTION 6.09.    Trustee May File Proofs of Claim...........................  77
SECTION 6.10.    Priorities.................................................  78

                                                                            Page
                                                                            ----

SECTION 6.11.    Undertaking for Costs......................................  78

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.    Duties of Trustee..........................................  79
SECTION 7.02.    Rights of Trustee..........................................  80
SECTION 7.03.    Individual Rights of Trustee...............................  82
SECTION 7.04.    Trustee's Disclaimer.......................................  82
SECTION 7.05.    Notice of Default..........................................  82
SECTION 7.06.    Reports by Trustee to Holders..............................  82
SECTION 7.07.    Compensation and Indemnity.................................  83
SECTION 7.08.    Replacement of Trustee.....................................  84
SECTION 7.09.    Successor Trustee by Merger, Etc...........................  85
SECTION 7.10.    Eligibility; Disqualification..............................  86
SECTION 7.11.    Preferential Collection of Claims
                    Against Company.........................................  86

                                 ARTICLE EIGHT

                      DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.    Termination of the Company's Obligations...................  86
SECTION 8.02.    Legal Defeasance and Covenant Defeasance...................  88
SECTION 8.03.    Conditions to Legal Defeasance
                    or Covenant Defeasance..................................  90
SECTION 8.04.    Application of Trust Money.................................  92
SECTION 8.05.    Repayment to the Company...................................  92
SECTION 8.06.    Reinstatement..............................................  93

                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.    Without Consent of Holders.................................  93
SECTION 9.02.    With Consent of Holders....................................  94
SECTION 9.03.    Effect on Senior Debt......................................  96
SECTION 9.04.    Compliance with TIA........................................  96
SECTION 9.05.    Revocation and Effect of Consents..........................  96
SECTION 9.06.    Notation on or Exchange of Securities......................  97
SECTION 9.07.    Trustee To Sign Amendments, Etc............................  97

                                                                            Page
                                                                            ----
                                  ARTICLE TEN

                          SUBORDINATION OF SECURITIES

SECTION 10.01.   Securities Subordinated to
                    Senior Debt.............................................  98
SECTION 10.02.   Suspension of Payment When Senior
                    Debt Is in Default......................................  98
SECTION 10.03.   Securities Subordinated to Prior Payment
                    of All Senior Debt on Dissolution,
                    Liquidation or Reorganization of Company................ 100
SECTION 10.04.   Payments May Be Paid Prior
                    to Dissolution.......................................... 102
SECTION 10.05.   Holders To Be Subrogated to Rights
                    of Holders of Senior Debt............................... 102
SECTION 10.06.   Obligations of the Company Unconditional................... 102
SECTION 10.07.   Notice to Trustee.......................................... 103
SECTION 10.08.   Reliance on Judicial Order or
                 Certificate of Liquidating Agent........................... 104
SECTION 10.09.   Trustee's Relation to Senior Debt.......................... 104
SECTION 10.10.   Subordination Rights Not Impaired
                    by Acts or Omissions of the Company
                    or Holders of Senior Debt............................... 105
SECTION 10.11.   Securityholders Authorize Trustee To
                    Effectuate Subordination of Securities.................. 105
SECTION 10.12.   This Article Ten Not To
                    Prevent Events of Default............................... 106
SECTION 10.13.   Trustee's Compensation
                    Not Prejudiced.......................................... 106

                                ARTICLE ELEVEN

                            GUARANTEE OF SECURITIES

SECTION 11.01.   Unconditional Guarantee.................................... 106
SECTION 11.02.   Limitations on Guarantees.................................. 108
SECTION 11.03.   Execution and Delivery of Guarantee........................ 108
SECTION 11.04.   Release of a Guarantor..................................... 109
SECTION 11.05.   Waiver of Subrogation...................................... 110
SECTION 11.06.   Immediate Payment.......................................... 111
SECTION 11.07.   No Set-Off................................................. 111
SECTION 11.08.   Obligations Absolute....................................... 111
SECTION 11.09.   Obligations Continuing..................................... 111
SECTION 11.10.   Obligations Not Reduced.................................... 112
SECTION 11.11.   Obligations Reinstated..................................... 112
SECTION 11.12.   Obligations Not Affected................................... 112
SECTION 11.13    Waiver..................................................... 114

                                                                            Page
                                                                            ----
SECTION 11.14.   No Obligation To Take Action Against
                    the Company............................................. 114
SECTION 11.15.   Dealing with the Company and Others........................ 114
SECTION 11.16.   Default and Enforcement.................................... 115
SECTION 11.17.   Amendment, Etc............................................. 115
SECTION 11.18.   Acknowledgment............................................. 115
SECTION 11.19.   Costs and Expenses......................................... 116
SECTION 11.20.   No Merger or Waiver; Cumulative Remedies................... 116
SECTION 11.21.   Survival of Obligations.................................... 116
SECTION 11.22.   Guarantee in Addition to Other Obligations................. 116
SECTION 11.23.   Severability............................................... 117
SECTION 11.24.   Successors and Assigns..................................... 117

                                ARTICLE TWELVE

                          SUBORDINATION OF GUARANTEE

SECTION 12.01.   Guarantee Obligations Subordinated
                    to Guarantor Senior Debt................................ 117
SECTION 12.02.   Suspension of Guarantee Obligations
                    When Guarantor Senior Debt Is in Default................ 118
SECTION 12.03.   Guarantee Obligations Subordinated
                    to Prior Payment of All Guarantor
                    Senior Debt on Dissolution, Liquidation
                    or Reorganization of Such Guarantor..................... 119
SECTION 12.04.   Payments May Be Paid Prior
                    to Dissolution.......................................... 121
SECTION 12.05.   Holders of Guarantee Obligations
                    To Be Subrogated to Rights of
                    Holders of Guarantor Senior Debt........................ 121
SECTION 12.06.   Obligations of the Guarantors Unconditional................ 122
SECTION 12.07.   Notice to Trustee.......................................... 122
SECTION 12.08.   Reliance on Judicial Order or
                    Certificate of Liquidating Agent........................ 123
SECTION 12.09.   Trustee's Relation to Guarantor Senior Debt................ 123
SECTION 12.10.   Subordination Rights Not Impaired
                    by Acts or Omissions of the Guarantors
                    or Holders of Guarantor Senior Debt..................... 124
SECTION 12.11.   Holders Authorize Trustee To Effectuate
                    Subordination of Guarantee Obligations.................. 125
SECTION 12.12.   This Article Twelve Not To
                    Prevent Events of Default............................... 125

                                                                            Page
                                                                            ----
SECTION 12.13.   Trustee's Compensation
                    Not Prejudiced.......................................... 126

                               ARTICLE THIRTEEN

                                 MISCELLANEOUS

SECTION 13.01.   TIA Controls............................................... 126
SECTION 13.02.   Notices.................................................... 126
SECTION 13.03.   Communications by Holders
                    with Other Holders...................................... 127
SECTION 13.04.   Certificate and Opinion as
                    to Conditions Precedent................................. 128
SECTION 13.05.   Statements Required in
                    Certificate or Opinion.................................. 128
SECTION 13.06.   Rules by Trustee, Paying Agent, Registrar.................. 129
SECTION 13.07.   Legal Holidays............................................. 129
SECTION 13.08.   Governing Law.............................................. 129
SECTION 13.09.   No Adverse Interpretation
                    of Other Agreements..................................... 129
SECTION 13.10.   No Recourse Against Others................................. 129
SECTION 13.11.   Successors................................................. 129
SECTION 13.12.   Duplicate Originals........................................ 130
SECTION 13.13.   Severability............................................... 130

Signatures.................................................................. S-1

Exhibit A  - Form of Fixed Rate Note
Exhibit B  - Form of Floating Rate Note
Exhibit C  - Form of Guarantee

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture

          INDENTURE dated as of June 9, 1998 among MTL INC., a Florida corporation (the "Company"), as Issuer, each of the Guarantors named herein, as
                  -------
Guarantors, and United States Trust Company of New York, as Trustee (the "Trustee").
 -------

          The Company has duly authorized the creation of an issue of 10% Senior Subordinated Notes due 2006 and Floating Interest Rate Subordinated Term Securities ("FIRSTS")(SM)/*/ due 2006 and, when and if issued as provided in the Registration Rights Agreement, Series B Senior Subordinated Notes due 2006 and Series B Floating Interest Rate Subordinated Term Securities, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company have been done.

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.
               -----------

          "Acceleration Notice" has the meaning set forth in Section 6.02.
           -------------------

          "Accredited Investor" has the meaning set forth in Section 2.16(a)
           -------------------

          "Acquired Indebtedness" means Indebtedness of a Person or any of its
           ---------------------
Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred

----------------------------
/*/  FIRSTS(SM) is a service mark of BT Alex. Brown Incorporated.

by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation, unless such Indebtedness is incurred in connection with a tax-advantaged Asset Acquisition.

          "Affiliate" means, with respect to any specified Person, any other
           ---------
Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.
The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

          "Affiliate Transaction" has the meaning set forth in Section 4.12.
           ---------------------

          "Agent" means any Registrar, Paying Agent or co-Registrar.
           -----

          "Agent Members" has the meaning set forth in Section 2.15.
           -------------

          "Apollo" means Apollo Management, L.P. and its Affiliates.
           ------

          "Applicable Premium" means, with respect to a Security, the greater of
           ------------------
(i) 1.0% of the then outstanding principal amount of such Security and (ii)(a) the present value of all remaining required interest and principal payments due on such Security and all premium payments relating thereto assuming a redemption date of June 15, 2002, computed using a discount rate equal to the Treasury Rate plus 50 basis points minus (b) the then outstanding principal amount of such Security minus (c) accrued interest paid on the date of redemption.

          "Asset Acquisition" means (a) an Investment by the Company or any
           -----------------
Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance,
           ----------
transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or
(b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however,
                                                           --------  -------
that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.5 million, (ii) the sale or exchange of equipment in connection with the purchase or other acquisition of other equipment, in each case used in the business of the Company and its Restricted Subsidiaries, (iii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under
Section 5.01, (iv) disposals of tractors and trailers in connection with the reinvestment in or the replacement of its fleet and disposals or replacements of worn-out or obsolete equipment, in each case in the ordinary course of business of the Company or its Restricted Subsidiaries and (v) the sale of accounts receivable pursuant to a Qualified Receivables Transaction.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal,
           --------------
state or foreign law for the relief of debtors.

          "Board of Directors" means, as to any Person, the board of directors
           ------------------
of such Person or any duly authorized committee thereof.

          "Board Resolution" means, with respect to any Person, a copy of a
           ----------------
resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means any day other than a Saturday, Sunday or any
           ------------
other day on which banking institutions in the

City of New York are required or authorized by law or other governmental action to be closed.

          "Calculation Agent" means the Person appointed by the Company to
           -----------------
calculate the interest rate on the Floating Rate Notes. The Calculation Agent shall initially be the Trustee.

          "Capitalized Lease Obligation" means, as to any Person, the
           ----------------------------
obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and any refinancing thereof and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Capital Stock" means (i) with respect to any Person that is a
           -------------
corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person or options to purchase the same and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

          "Cash Equivalents" means (i) marketable direct obligations issued by,
           ----------------
or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's
                                                       ---
Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more
                          -------
than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

          "Change of Control" means the occurrence of one or more of the
           -----------------
following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates
                                         -----
thereof (whether or not otherwise in compliance with the provisions of this Indenture), other than to the Permitted Holders; (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by the Permitted Holders or a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

          "Change of Control Date" has the meaning set forth in Section 4.15.
           ----------------------

          "Change of Control Offer" has the meaning set forth in Section 4.15.
           -----------------------

          "Change of Control Payment Date" has the meaning set forth in Section
           ------------------------------
4.15.

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Common Stock" of any Person means any and all shares, interests or
           ------------
other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue

Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "Company" means the party named as such in this Indenture until a
           -------
successor replaces it pursuant to this Indenture and thereafter shall mean such successor corporation.

          "Consolidated EBITDA" means, with respect to any Person, for any
           -------------------
period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less any non-cash items
                                                       ----
increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP, as applicable.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any
           ----------------------------------------
Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of
                      -------------------
the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of
                            ----------------
such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro
                                                                          ---
forma basis (consistent with the provisions below) for the period of such
-----
calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any

Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost
                                                 ---------
reductions, adjustments and other operating improvements or synergies both achieved by such Person during such period and to be achieved by such Person and with respect to the acquired assets, all as determined in good faith by a responsible financial or accounting officer of the Company and as reported on or otherwise confirmed, consistent with auditing standards, to the Company by an independent public accounting firm) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, with respect to any Person for any
           --------------------------
period, the sum, without duplication, of (i) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs), plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

          "Consolidated Interest Expense" means, with respect to any Person for
           -----------------------------
any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs (including the amortization of costs relating to interest rate caps or other similar agreements), (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, minus interest income for such period.

          "Consolidated Net Income" means, with respect to any Person, for any
           -----------------------
period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains
           --------
or losses from Asset Sales (without regard to the $1.5 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto,
(b) after-tax non-recurring gains or losses or after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person, (f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (g) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Per-son's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

          "Consolidated Non-cash Charges" means, with respect to any Person, for
           -----------------------------
any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Covenant Defeasance" has the meaning set forth in Section 8.02.
           -------------------

          "Credit Agreement" means the Credit Agreement dated as of the Issue
           ----------------
Date, among the Company, Levy Transport, Ltd., the lenders party thereto in their capacities as lenders thereunder and Credit Suisse First Boston Corporation, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder in connection with any of the foregoing (provided that such increase in borrowings is permitted by Section 4.04) or
 --------
adding Restricted Subsidiaries of the Company as additional and/or replacement borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Currency Agreement" means any foreign exchange contract, currency
           ------------------
swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

          "Custodian" means any receiver, trustee, assignee, liquidator,
           ---------
sequestrator or similar official under any Bankruptcy Law.

          "Default" means an event or condition the occurrence of which, with
           -------
the lapse of time or the giving of notice or both, would be an Event of Default.

          "Default Notice" has the meaning set forth in Section 10.02.
           --------------

          "Depository" shall mean The Depository Trust Company, New York, New
           ----------
York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

          "Designated Senior Debt" means (i) Indebtedness under or in respect of
           ----------------------
the Credit Agreement and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

          "Disqualified Capital Stock" means that portion of any Capital Stock
           --------------------------
which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, on or prior to the Maturity Date of the Securities.

          "Equity Investment" means the investment by Apollo of approximately
           -----------------
$58.7 million of cash equity in the Company, the investment by an affiliate of BT Alex. Brown Incorporated of approximately $1.2 million of cash equity in the Company, the investment by an affiliate of Credit Suisse First Boston Corporation of approximately $1.2 million of cash equity in the Company, and the investment by management of the Company of approximately $6.9 million in the form of cash and the implied value of retained shares in the Company.

          "Equity Offering" means a public or private offering of Qualified
           ---------------
Capital Stock (other than public offerings with respect to the Company's Common Stock on Form S-8) of the Company for aggregate net cash proceeds to the Company of at least $20.0 million.

          "Event of Default" has the meaning set forth in Section 6.01.
           ----------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any successor statute or statutes thereto.

          "Exchange Fixed Rate Notes" means the 10% Series B Senior Subordinated
           -------------------------
Notes due 2006 (the terms of which are identical to the Initial Fixed Rate Notes except that, unless any Exchange Fixed Rate Notes shall be issued as Private Exchange Notes (as defined in the Registration Rights Agreement), the Exchange Fixed Rate Notes shall be registered under the Securities Act, and shall not contain the restrictive legend on the face of the form of the Initial Fixed Rate Notes), to be issued in exchange for the Initial Fixed Rate Notes pursuant to the registered Exchange Offer and a Private Exchange (as defined in the Registration Rights Agreement).

          "Exchange Floating Rate Notes" means the Series B Floating Interest
           ----------------------------
Rate Subordinated Term Securities due 2006 (the terms of which are identical to the Initial Floating Rate Notes except that, unless any Exchange Floating Rate Notes shall be issued as Private Exchange Notes (as defined in the Registration Rights Agreement), the Exchange Floating Rate Notes shall be registered under the Securities Act, and shall not contain the restrictive legend on the face of the form of the Initial Floating Rate Notes), to be issued in exchange for the Initial Floating Rate Notes pursuant to the registered Exchange Offer and a Private Exchange (as defined in the Registration Rights Agreement).

          "Exchange Notes" means the Exchange Fixed Rate Notes and the Exchange
           --------------
Floating Rate Notes.

          "Exchange Offer" means the registration by the Company under the
           --------------
Securities Act pursuant to a registration statement of the offer by the Company to each Holder of the Initial Notes to exchange all the Initial Notes held by such Holder for the Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

          "fair market value" means, with respect to any asset or property, the
           -----------------
price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

          "Fixed Rate Notes" means the Initial Fixed Rate Notes, the Exchange
           ----------------
Fixed Rate Notes and any other 10% Senior Subordinated Notes due 2006 issued after the Issue Date in accordance with clause (iii) of the fourth paragraph of Section

2.02 treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "Floating Rate Notes" means the Initial Floating Rate Notes, the
           -------------------
Exchange Floating Rate Notes and any other Floating Interest Rate Subordinated Term Securities due 2006 issued after the Issue Date in accordance with clause
(iii) of the fourth paragraph of Section 2.02 treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

          "Global Security" shall mean a Security which is executed by the
           ---------------
Company and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with this Indenture and pursuant to a written order, which shall be registered in the name of the Depository or its nominee.

          "Guarantees" means the guarantees of the Securities of the Company by
           ----------
the Guarantors pursuant to this Indenture.

          "Guarantor" means (i) each of Montgomery Tank Lines, Inc., Quality
           ---------
Carriers, Inc., Lakeshore Leasing, Inc., Mexico Investments, Inc. and MTL of Nevada and (ii) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor and executes a Guarantee pursuant to this Indenture; provided that any Person constituting a Guarantor as
                            --------
described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

          "Guarantor Payment Blockage Period" has the meaning set forth in
           ---------------------------------
Section 12.02.

          "Guarantor Senior Debt" means with respect to any Guarantor, (i) the
           ---------------------
principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing by any Guarantor in respect of, (x) all monetary obligations of every nature of a Guarantor under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (including guarantees thereof), (y) all Interest Swap Obligations (including guarantees thereof) and (z) all obligations under Currency Agreements (including guarantees thereof), in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include (i) any Indebtedness of such Guarantor to a Restricted Subsidiary of such Guarantor, (ii) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of such Guarantor or any Restricted Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (vi) that portion of any Indebtedness incurred in violation of the provisions of Section 4.04 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture),

(vii) that portion of any Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company or any Guarantor and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

          "incur" has the meaning set forth in Section 4.04.
           -----

          "Indebtedness" means with respect to any Person, without duplication,
           ------------
(i) all Obligations of such Person for borrowed money, including, without limitation, Senior Debt, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent Obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. For purposes of Section 4.04, in determining the principal amount of any Indebtedness to be incurred by the Company or a Guaran-tor or which is outstanding at any date, the principal amount of any Indebtedness which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination.

          "Indenture" means this Indenture, as amended or supplemented from time
           ---------
to time in accordance with the terms hereof.

          "Independent Financial Advisor" means a firm (i) which does not, and
           -----------------------------
whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Initial Fixed Rate Notes" means the 10% Senior Subordinated Notes due
           ------------------------
2006 of the Company issued on the Issue Date and authenticated and delivered under this Indenture pursuant to Section 2.02 of this Indenture.

          "Initial Floating Rate Notes" means the Floating Interest Rate
           ---------------------------
Subordinated Term Securities due 2006 issued on the Issue Date and authenticated and delivered under this Indenture pursuant to Section 2.02 of this Indenture.

          "Initial Notes" means the Initial Fixed Rate Notes and the Initial
           -------------
Floating Rate Notes.

          "Interest Payment Date" means the stated maturity of an installment of
           ---------------------
interest on the Securities.

          "Interest Swap Obligations" means the obligations of any Person
           -------------------------
pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Investment" means, with respect to any Person, any direct or indirect
           ----------
loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For purposes of Section 4.03, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary of the Company and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary of the Company at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or
                 --------
receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

          "Issue Date" means June 9, 1998.
           ----------

          "Legal Defeasance" has the meaning set forth in Section 8.02.
           ----------------

          "Lien" means any lien, mortgage, deed of trust, pledge, security
           ----
interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "Management Agreement" means the Management Agreement dated February
           --------------------
10, 1998 between the Company and Apollo Management, L.P., as amended from time to time in accordance with its terms.

          "Maturity Date" means June 15, 2006.
           -------------

          "Net Cash Proceeds" means, with respect to any Asset Sale, the
           -----------------
proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          "Net Proceeds Offer" has the meaning set forth in Section 4.16.
           ------------------

          "Net Proceeds Offer Amount" has the meaning set forth in Section 4.16.
           -------------------------

          "Net Proceeds Offer Payment Date" has the meaning set forth in Section
           -------------------------------
4.16.

          "Net Proceeds Offer Trigger Date" has the meaning set forth in Section
           -------------------------------
4.16.

          "Non-payment Default" has the meaning set forth in Section 10.02.
           -------------------

          "Obligations" means all obligations for principal, premium, interest,
           -----------
penalties, fees, indemnifications, reim-bursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offering" means the offering of the Initial Notes.
           --------

          "Officer" means, with respect to any Person, the Chairman of the
           -------
Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, or the Secretary of such Person.

          "Officers' Certificate" means a certificate signed by two Officers of
           ---------------------
the Company or of a Guarantor, as applicable.

          "Opinion of Counsel" means a written opinion from legal counsel, which
           ------------------
opinion and counsel are reasonably acceptable to the Trustee.

          "Option Plan" means the Option Plan adopted by the Company on June 9,
           -----------
1998 with respect to an aggregate of 188,889 shares of the Company's Common
Stock.

          "Paying Agent" has the meaning set forth in Section 2.03.
           ------------

          "Payment Blockage Period" has the meaning set forth in Section 10.02.
           -----------------------

          "Payment Default" has the meaning set forth in Section 10.02.
           ---------------

          "Permitted Holders" means Apollo Management, L.P. and its Affiliates.
           -----------------

          "Permitted Indebtedness" means, without duplication, each of the
           ----------------------
following:

          (i) Indebtedness represented by $140.0 million aggregate principal amount of the Initial Notes and the related Guarantees issued on the Issue Date;

          (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $160.0 million less the amount of all repayments of term debt and permanent commitment reductions under the Credit Agreement with Net Cash Proceeds of Asset Sales applied thereto as required by Section 4.16; provided, further,
                                                              --------  -------
     that the aggregate principal amount of Indebtedness under this clause (ii) shall be re-duced dollar for dollar for any Indebtedness outstanding under clause (xii) below;

          (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

          (iv) Interest Swap Obligations covering Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of the Company covering Indebtedness of the Company or such Restricted Subsidiary; provided, however, that such
                                            --------  -------
     Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

          (v)      Indebtedness under Currency Agreements; provided that in the
                                                           --------
     case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (vi) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company, a Wholly Owned Restricted Subsidiary of the Company or the lenders or collateral agent under the Credit Agreement, in each case subject to no Lien held by a Person other than the Company, a Wholly Owned Restricted Subsidiary of the Company or the lenders or collateral agent under the Credit Agreement; provided that
                                                                 --------
     if as of any date any Person other than the Company, a Wholly Owned Restricted Subsidiary of the Company or the lenders or collateral agent under the Credit Agreement owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company or the lenders or collateral agent under the Credit Agreement and is subject to no Lien other than a Lien in favor of the lenders or collateral agent under the Credit Agreement; provided that (a) any Indebtedness of the Company to any Wholly
                --------
     Owned Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Securities and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company or the lenders or collateral agent under the Credit Agreement owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

          (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such
                                               --------  -------
     Indebtedness is extinguished within two Business Days of incurrence;

          (ix) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof);

          (x) Indebtedness represented by Capitalized Lease Obligations, Purchase Money Indebtedness or Acquired Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $25.0 million (as reduced dollar for dollar for any amounts incurred pursuant to the proviso to this clause (x))at any one time outstanding; provided that all or a portion of the $25.0 million permitted to be
     --------
     incurred under this clause (x) may, at the option of the Company, be incurred under the Credit Agreement or pursuant to clause (xiv) below instead of pursuant to Capitalized Lease Obligations, Purchase Money Indebtedness or Acquired Indebtedness;

          (xi) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (a) such
                                                --------  -------
     Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary of the Company (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (a)) and (b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such noncash proceeds being measured at the time it is received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (xii) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to the Company or to any Restricted Subsidiary of the Company or their assets (other than such Receivables Subsidiary and its assets), and is not guaranteed by any such Person; provided that any outstanding Indebtedness incurred under this
                  --------
     clause (xii) shall reduce the aggregate amount permitted to be incurred under clause (ii) above to the extent set forth therein;

          (xiii)   Refinancing Indebtedness; and

          (xiv) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $25.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Agreement) plus any amounts incurred in accordance with the proviso to clause (x) above; provided that any
                                                      --------
     Indebtedness incurred in excess of $25.0 million in accordance with the proviso to clause (x) above shall reduce the aggregate amount permitted to be incurred under clause (x) above to the extent set forth therein.

           "Permitted Investments" means (i) Investments by the Company or any
            ---------------------
Restricted Subsidiary of the Company in any Per-
son that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company, provided that
                                                                --------
such Wholly Owned Restricted Subsidiary of the Company is not restricted from making dividends or similar distributions by contract, operation of law or otherwise (other than restrictions in the Credit Agreement that are permitted under this Indenture); (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such
                           --------
Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Securities and this Indenture; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not to exceed $4.0 million at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; (vi) additional Investments (including joint ventures) not to exceed $20.0 million at any one time outstanding; (vii) Investments in securities of trade creditors or customers received (x) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or (y) in settlement of delinquent obligations of, and other disputes with, customers and suppliers, in each case arising in the ordinary course of business; (viii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.16; and (ix) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case in compliance with this Indenture; provided that such Investments were not made by such Person in
           --------
connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation; and (x) Investments in the Securities.


          "Permitted Liens" means the following types of Liens:
           ---------------

          (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

            (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

            (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

            (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

            (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or asset
                 --------
     which is not leased property subject to such Capitalized Lease Obligation;

            (vii) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted pursuant to clause (x) of the definition of "Permitted Indebtedness"; provided, however, that in the case of Purchase
                               --------  -------
     Money Indebtedness (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

            (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

            (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

            (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

            (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

            (xii) Liens in the ordinary course of business not exceeding $5.0 million at any one time outstanding that (a) are not incurred in connection with borrowing of money and (b) do not materially detract from the value of the property or materially impair its use;

            (xiii) Liens by reason of a judgment or decree not otherwise resulting in an Event of Default;

            (xiv) Liens securing Indebtedness permitted to be incurred pursuant to clauses (xii) and (xiv) of the definition of "Permitted Indebtedness";

            (xv) Liens securing Indebtedness under Currency Agreements permitted under this Indenture; and

            (xvi) Liens securing Acquired Indebtedness incurred in accordance with Section 4.04 and clause (x) of the definition of "Permitted Indebtedness" hereunder; provided that (a) such Liens secured such Acquired
                              --------
     Indebtedness at the
     time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company, unless the related Indebtedness is incurred in connection with a tax-advantaged Asset Acquition and (b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company.

          "Person" means an individual, partnership, limited liability company,
           ------
corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

          "Physical Securities" has the meaning provided in Section 2.01.
           -------------------
Physical Securities are sometimes referred to herein as certificated Securities.

          "Preferred Stock" of any Person means any Capital Stock of such Person
           ---------------
that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "Private Placement Legend" means the legend initially set forth on the
           ------------------------
Notes in the form set forth in the first paragraph of Section 2.14.

          "Purchase Money Indebtedness" means Indebtedness of the Company and
           ---------------------------
its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment and any refinancing thereof.

          "QIB" means any "qualified institutional buyer" (as defined under the
           ---
Securities Act).

          "Qualified Capital Stock" means any Capital Stock that is not
           -----------------------
Disqualified Capital Stock.

          "Qualified Receivables Transaction" means any transaction or series of
           ---------------------------------
transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and
(ii) any other person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

          "Recapitalization" means the financing used to consummate the
           ----------------
recapitalization of the Company.

          "Receivables Subsidiary" means a Wholly Owned Restricted Subsidiary of
           ----------------------
the Company that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such

Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such Restricted Subsidiary's financial condition or cause such Restricted Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "Record Date" means the applicable record date specified in the
           -----------
Securities.

          "Redemption Date," when used with respect to any Security to be
           ---------------
redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

          "Redemption Price," when used with respect to any Security to be
           ----------------
redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

          "Reference Date" has the meaning set forth in Section 4.03.
           --------------

          "Refinance" means, in respect of any security or Indebtedness, to
           ---------
refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means any Refinancing by the Company or any
           ------------------------
Restricted Subsidiary of the Company of (a) for the purposes of clause (xiii) of the definition of "Permitted Indebtedness, hereunder, Indebtedness incurred in accordance with Section 4.04 (other than pursuant to clause (ii), (iv), (v),
(vi), (vii), (viii), (ix), (x), (xi), (xii) or (xiv) of the definition of "Permitted Indebtedness") or (b) for any other purpose, Indebtedness incurred in accordance with Section 4.04, in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is
                  --------
Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Securities, then such Refinancing Indebtedness shall be subordinate to the Securities at least to the same extent and in the same manner as the Indebtedness being Refinanced.

          "Registrar" has the meaning set forth in Section 2.03.
           ---------

          "Replacement Assets" has the meaning set forth in Section 4.16.
           ------------------

          "Representative" means the indenture trustee or other trustee, agent
           --------------
or representative in respect of any Designated Senior Debt; provided that if,
                                                            --------
and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

          "Responsible Officer" means, when used with respect to the Trustee,
           -------------------
any officer in the corporate trust office of the Trustee with direct responsibility for the administration of this Indenture or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Restricted Payment" has the meaning set forth in Section 4.03.
           ------------------

          "Restricted Security" has the meaning assigned to such term in Rule
           -------------------
144(a)(3) under the Securities Act; provided that the Trustee shall be entitled
                                    --------
to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

          "Restricted Subsidiary" of any Person means any Subsidiary of such
           ---------------------
Person which at the time of determination is not an Unrestricted Subsidiary.

          "Sale and Leaseback Transaction" means any direct or indirect
           ------------------------------
arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

          "Securities" means the Initial Notes and the Exchange Notes and any
           ----------
other notes issued after the Issue Date in accordance with clause (iii) of the fourth paragraph of Section 2.02 treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
successor statute or statutes thereto.

          "Securityholder" or "Holder" means the Person in whose name a Security
           --------------      ------
is registered on the Registrar's books.

          "Senior Debt" means the principal of, premium, if any, and interest
           -----------
(including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing by the Company in respect of,
(x) all monetary obligations of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations (including guarantees thereof) and (z) all obligations under Currency Agreements (including guarantees thereof), in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Debt" shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company, (ii) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) that portion of any Indebtedness incurred in violation of Section 4.04 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture), (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

          "Shareholders' Agreement" means the Shareholders' Agreement dated as
           -----------------------
of February 10, 1998 among certain Affiliates of Apollo Management, L.P. and certain shareholders of the Company, as it may be amended or supplemented in accordance with its terms.

          "Significant Subsidiary" shall have the meaning set forth in Rule
           ----------------------
1.02(w) of Regulation S-X under the Securities Act.

          "Subsidiary", with respect to any Person, means (i) any corporation of
           ----------
which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          "Surviving Entity" has the meaning set forth in Section 5.01.
           ----------------

          "TIA" means the Trust Indenture act of 1939 (15 U.S.C.  (S)(S) 77aaa-
           ---
77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.04.

          "Transactions" means the Offering, the Recapitalization, the Equity
           ------------
Investment and the related borrowings under the Credit Agreement.

          "Treasury Rate" means the rate per annum equal to the yield to
           -------------
maturity at the time of computation of United States Treasury securities with a constant maturity selected by the Calculation Agent (which shall initially be the Trustee) most nearly equal to the period from such date of redemption to June 15, 2002; provided, however, that if the period from such date of
               --------  -------
redemption to June 15, 2002 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such date of redemption to June 15, 2002 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "Trustee" means the party named as such in this Indenture until a
           -------
successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of
           -----------------------
such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the
                                                    --------
Company certifies to the Trustee in an Officers'

Certificate that such designation complies with Section 4.03 and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04 and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Government Obligations" means direct obligations of, and
           ---------------------------
obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "U.S. Legal Tender" means such coin or currency of the United States
           -----------------
of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "Wholly Owned Restricted Subsidiary" of any Person means any
           ----------------------------------
Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Per-sons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

SECTION 1.02.  Incorporation by Reference of TIA.
               ---------------------------------

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Securities.
           --------------------

          "indenture security holder" means a Holder or a Securityholder.
           -------------------------

          "indenture to be qualified" means this Indenture.
           -------------------------

          "indenture trustee" or "institutional trustee" means the Trustee.
           -----------------      ---------------------

          "obligor" on the indenture securities means the Company, any Guarantor
           -------
or any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  Rules of Construction.
               ---------------------

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) provisions apply to successive events and transactions; and

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                THE SECURITIES

SECTION 2.01.  Form and Dating.
               ---------------

          The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2 and the Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibits B-1 and B-2. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication. At the time of issuance, each Security shall have an executed Guarantee from each of the then existing Guarantors endorsed thereon substantially in the form of Exhibit C.

          The terms and provisions contained in the Securities, annexed hereto as Exhibits A-1, A-2, B-1 and B-2, and the Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibits A-1 and A-2, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, and shall bear the legends set forth in Section 2.14. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Securities issued in exchange for interests in the Global Securities pursuant to Section 2.15 may be issued in the form of permanent certificated Securities in registered form (the "Physical Securities") and shall bear the first legend set forth in Section 2.14. All Securities offered and sold in reliance on Regulation S shall remain in the form of a Global Security until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement.

SECTION 2.02.  Execution and Authentication.
               ----------------------------

          Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $140,000,000,
(ii) pursuant to the Exchange Offer, Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes and (iii) one or more series of Fixed Rate Notes and one or more series of Floating Rate Notes for original issue after the Issue Date (such Securities to be substantially in the form of Exhibits A-1, A-2, B-1 or B-2, as the case may be) in an aggregate principal amount not to exceed $135,000,000 (and if in the form of Exhibit A-1 or A-2, as the case may be, the same principal amount of Exchange Notes in exchange therefor upon consummation of a registered exchange offer) in each case upon written orders of the Company in the form of an Officers' Certificate, which Officers' Certificate shall, in the case of any issuance pursuant to clause (iii) above, certify that such issuance is in compliance with Section
4.04. In addition, each such Officers' Certificate shall specify the amount of Securities to be authenticated, the date on which the Securities are to be authenticated, whether the Securities are to be Initial Fixed Rate Notes, Initial Floating Rate Notes, Exchange Fixed Rate Notes or Exchange Floating Rate Notes or Securities issued under clause (iii) of the preceding sentence and the aggregate principal amount of Securities outstanding on the date of authentication, and shall further specify the amount of such Securities to be issued as a Global Security or Physical Securities. Such Securities shall initially be in the form of one or more Global Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Securities to be issued, (ii) shall be registered in the name of the Depository for such Global Security or Securities or its nominee and (iii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instruction. The aggregate principal amount of Securities outstanding at any time may not exceed $275,000,000, except as provided in Section 2.07.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

SECTION 2.03.  Registrar, Paying Agent and Calculation Agent.
               ---------------------------------------------

          The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b)
                                                           ---------
Securities may be presented or surrendered for payment ("Paying Agent") and (c)
                                                         ------------
notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in
              --------  -------
any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company may act as its own Registrar, Paying Agent or Calculation Agent except that for the purposes of Articles Three and Eight and Sections 4.15 and 4.16, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The
                    ------------
Company hereby initially appoints the Trustee as Registrar,

Paying Agent and Calculation Agent until such time as the Trustee has resigned or a successor has been appointed.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04.  Paying Agent To Hold Assets in Trust.
               ------------------------------------

          The Company shall require each Paying Agent other than the Trustee to agree in writing that, subject to Article Four and Article Twelve, each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any Default or Event of Default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or payment Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.  Holder Lists.
               ------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  Transfer and Exchange.
               ---------------------

          (a) Subject to the provisions of Sections 2.14 and 2.15, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however,
                                                            --------  -------
that the Securities surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.02, 2.10, 3.06, 4.15, 4.16 or 9.06). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part, and (iii) during a Change of Control Offer or an Net Proceeds Offer if such Security is tendered pursuant to such Change of Control Offer or Net Proceeds Offer and not withdrawn. A Global Security may be transferred, in whole but not in part, in the manner provided in this Section 2.06(a), only to a nominee of the Depository for such Global Security, or to the Depository, or a successor Depository for such Global Security selected or approved by the Company, or to a nominee of such successor Depository.

          (b) If at any time the Depository for the Global Security or Securities notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or Securities or the Company becomes aware that the Depository has ceased to be a clearing agency registered under the Exchange Act, the Company shall appoint a successor Depository with respect to such Global Security or Securities. If a successor

Depository for such Global Security or Securities has not been appointed within 120 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Securities, shall authenticate and deliver, Securities in definitive form, in an aggregate principal amount at maturity equal to the principal amount at maturity of the Global Security representing such Securities, in exchange for such Global Security. The Company shall reimburse the Registrar, the Depository and the Trustee for expenses they incur in documenting such exchanges and issuances of Securities in definitive form.

          The Company may at any time and in its sole discretion determine that the Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a written order for the authentication and delivery of individual Securities in exchange in whole or in part for such Global Security or Securities, will authenticate and deliver individual Securities in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities in exchange for such Global Security or Securities.

          In any exchange provided for in any of the preceding two paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of a Global Security for individual Securities, such Global Security shall be cancelled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section 2.06(b) shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

          None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 2.07.  Replacement Securities.
               ----------------------

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security pursuant to this Section 2.07, including reasonable fees and expenses of counsel.

          Every replacement Security is an additional obligation of the Company.

SECTION 2.08.  Outstanding Securities.
               ----------------------

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company, the Guarantors or any of their respective Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding
             ---- ----
upon surrender of such Security and replacement thereof pursuant to Section
2.07. If the principal amount of any Security is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue.

          If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or a Subsidiary) holds U.S. Legal Tender sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  Treasury Securities.
               -------------------

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any of its Subsidiaries or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee knows or has reason to know are so owned shall be disregarded.

SECTION 2.10.  Temporary Securities.
               --------------------

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities. Notwithstanding the foregoing, so long as the Securities are represented by a Global Security, such Global Security may be in typewritten form.

SECTION 2.11.  Cancellation.
               ------------

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary), and no one else, shall cancel and shall dispose of all Securities surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company or any Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.  Defaulted Interest.
               ------------------

          If the Company defaults in a payment of interest on the Securities, it shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13.  CUSIP Number.
               ------------

          The Company in issuing the Securities may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state
                             --------  -------
that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

SECTION 2.14.  Restrictive Legends.
               -------------------

          Each Global Security and Physical Security that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof):

               THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN

     THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
     (C) INSIDE THE UNITED STATES TO AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          Each Global Security shall also bear the following legend on the face thereof:

               UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH

     SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE GOVERNING THIS SECURITY.

SECTION 2.15.  Book-Entry Provisions for Global Security.
               -----------------------------------------

          (a) Each Global Security initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.14.

          Members of, or participants in, the Depository ("Agent Members") shall
                                                           -------------
have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of each Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in any Global Security may be transferred or, subject to Section 2.01, exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in any Global Security if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Securities and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository or the Trustee to issue Physical Securities.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in such Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

          (d) In connection with the transfer of an entire Global Security to beneficial owners pursuant to paragraph (b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

          (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.16, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Section 2.14.

          (f) The Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16.  Special Transfer Provisions.
               ---------------------------

          (a)  Transfers to Non-QIB Institutional Accredited Investors and Non-
               ---------------------------------------------------------------
U.S. Persons.  The following provisions shall apply with respect to the
------------
registration of any proposed transfer of a Security constituting a Restricted Security to any institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (an "Accredited Investor") which is not a QIB or to any Non-U.S. Person:

          (i) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the transferee certifies that it is not an Affiliate of the Company and the requested transfer is after the second anniversary of the later of the (a) Issue Date and (b) the last date on which the Company or an Affiliate of the Company was the owner of such Security (or any predecessor Security) or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder or (y) (1) in the case of a transfer to an Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (2) in the case of a transfer to a Non-U.S.
                 ---------
     Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto and such other
                                              ---------
     information that the Trustee may reasonably request in order to confirm that such transaction is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act; and

          (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Security, the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears a Private Placement Legend upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of the applicable Global Security in an amount equal to the principal amount of the beneficial interest in such Global

Security to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

          (b)  Transfers to QIBs.  The following provisions shall apply with
               -----------------
respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in a Global Security, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the applicable Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

          (c)  Private Placement Legend.  Upon the registration of transfer,
               ------------------------
exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall de-liver only Securities that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.16 exist or
(ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (d)  General.  By its acceptance of any Security bearing the Private
               -------
Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16 in accordance with its customary procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                 ARTICLE THREE

                                  REDEMPTION

SECTION 3.01.  Notices to Trustee.
               ------------------

          If the Company elects to redeem Securities pursuant to Paragraph 6 or Paragraph 7 of the Fixed Rate Notes or pursuant to Paragraph 6 of the Floating Rate Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of the applicable Securities to be redeemed. The Company shall give notice of redemption to the Paying Agent and Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.  Selection of Securities To Be Redeemed.
               --------------------------------------

          In the event that less than all of the Fixed Rate Notes or Floating Rate Notes, as applicable, are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, on a pro rata basis, by lot
                                                        --- ----
or by such method as the Trustee shall deem fair and appropriate; provided,
                                                                  --------
however, that no Securities of a principal amount of $1,000 or less shall be
-------
redeemed in part; and provided, further, that if a partial redemption is made
                      --------  -------
with the net cash proceeds of an Equity Offering, selection of the Fixed Rate Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to
--- ----                         --- ----
the procedures of the Depository), unless such method is otherwise prohibited.

SECTION 3.03.  Notice of Redemption.
               --------------------

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed at its registered address. At the Company's request at least 40 days before a Redemption Date (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice of redemption shall identify the Securities to be redeemed and shall state:

          (1)  the Redemption Date;

          (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

          (3)  the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

          (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

          (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

          (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

          (8) the Paragraph of the Securities pursuant to which the Securities are to be redeemed.

          The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

SECTION 3.04.  Effect of Notice of Redemption.
               ------------------------------

          Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

SECTION 3.05.  Deposit of Redemption Price.
               ---------------------------

          On or before 11:00 a.m New York time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Re-demption Price plus accrued interest, if any, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

SECTION 3.06.  Securities Redeemed in Part.
               ---------------------------

          Upon surrender of a Security that is to be redeemed in part only, the Trustee shall upon written instruction from the Company authenticate for the Holder a new Security or Securities in a principal amount equal to the unredeemed portion of the Security surrendered.

                                 ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.  Payment of Securities.
               ---------------------

          The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months and interest on the Floating Rate Notes will be computed as set forth in Exhibit B.

SECTION 4.02.  Maintenance of Office or Agency.
               -------------------------------

          The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designa-tion or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the Corporate Trust Office of the Trustee located in the Borough of Manhattan, The City of New York, as such office of the Company in accordance with Section 2.03.

SECTION 4.03.  Limitation on Restricted Payments.
               ---------------------------------

          The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company (other than the Securities) that is subordinate or junior in right of payment to the Securities or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if
                                                      ------------------
at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04 or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such
                                                --------------
period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors, of property other than cash received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital
Stock of the Company; plus (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock; plus (z) without duplication, the sum of (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments, (2) the net cash proceeds received by the Company or any Restricted Subsidiary of the Company from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company) and (3) upon redesignation of an Unrestricted Subsidiary of the Company as a Restricted Subsidiary of the Company, the fair market value of such Subsidiary (valued in each case as provided in the definition of "Investment"); provided, however, that the sum of
                               ----------    --------  -------
clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

          Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Securities either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or (b) Refinancing Indebtedness; (4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Capital Stock of the Company from (i) employees of or consultants to the Company or any of its Subsidiaries or their authorized representatives (a) upon the death, disability or termination of employment of such employees or consultants or to the extent required pursuant to employee benefit plans, employment agreements or consulting agreements, (b) pursuant to any other agreements with such employees of or consultants to the Company or any of its Subsidiaries, in an aggregate amount not to exceed $2.5 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding years subject to a maximum of $5.0 million in any calendar year) or
(c) to the extent required pursuant to the Shareholders' Agreement or the Option Plan or (ii) Elton Babbitt; (5) the declaration and payment of dividends to holders of any class or series of Preferred Stock (other than Disqualified Capital Stock) issued after the Issue Date, provided that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Preferred Stock, after giving effect to such issuance on a pro forma basis, the Company would
                                          --- -----
have had a Consolidated Fixed Charge Coverage Ratio of at least 1.75 to 1.00;
(6) the payment of dividends on the Company's Common Stock, following the first public offering of the Company's Common Stock after the Issue Date, of up to 6% per annum of the net proceeds received by the Company in such public offering, other than public offerings with respect to the Company's Common Stock registered on Form S-8; (7) the repurchase, retirement or other acquisition or retirement for value of equity interests of the Company in existence on the Issue Date and from the persons holding such equity interests on the Issue Date and which are not held by Apollo or members of management of the Company and its Subsidiaries on the Issue Date (including any equity interests issued in respect of such equity interests as a result of a stock split, recapitalization, merger, combination, consolidation or similar transaction), provided, however, that the
                                                    --------  -------
Company shall be permitted to make Restricted Payments under this clause only if after giving effect thereto, the Company would be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
Section 4.04; and (8) other Restricted Payments in an aggregate amount not to exceed $7.5 million. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1),
(2)(ii), (4), (5), (6), (7), and (8) shall be included in such calculation.

          Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

SECTION 4.04.  Limitation on Incurrence of
               Additional Indebtedness.
               ------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness
                                                  -----
(other than Permitted Indebtedness); provided, however, that if no Default or
                                     --------  -------
Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of the Guarantors may incur Indebtedness (including, without limitation, Acquired Indebtedness) and Restricted Subsidiaries of the Company may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 1.90 to 1.0 if such incurrence is on or prior to December 31, 1999 and 2.0 to 1.0 if such incurrence is after December 31, 1999 and on or prior to to December 31, 2001, and 2.25 to
1.0 if such incurrence is thereafter.

SECTION 4.05.  Corporate Existence.
               -------------------

          Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be
                         --------  -------
required to preserve any such right, franchise or corporate existence with respect to each such Restricted Subsidiary if the Board of Directors of the Company shall determine that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 4.06.  Payment of Taxes and Other Claims.
               ---------------------------------

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or
--------  -------
cause to be paid or discharged any such tax, assessment, charge or claim whose amount, (i) the applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made or
(ii) where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

 SECTION 4.07. Maintenance of Properties and Insurance.
               ---------------------------------------

          (a) The Company shall cause all material properties owned by or leased by it or any of its Restricted Subsidiaries used or useful to the conduct of its business or the business of any of its Restricted Subsidiaries, taken as a whole, to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all repairs, renewals, replacements, and betterments thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that
                                                    --------  -------
nothing in this Section 4.07 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or any such Restricted Subsidiary desirable in the conduct of the business of the Company or any such Restricted Subsidiary, and if such discontinuance or disposal is not adverse in any material respect to the Holders; provided, further, that nothing in this
                                     --------  -------
Section 4.07 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing or disposing of any properties to the extent otherwise permitted by this Indenture.

          (b) The Company shall maintain, and shall cause its Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are, in the Company's reasonable judgment, customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

SECTION 4.08.  Compliance Certificate; Notice of Default.
               -----------------------------------------

          (a) The Company and each Guarantor shall deliver to the Trustee, within 120 days after the close of each fiscal year of the Company (currently December 31) an Officers' Certificate stating that a review of the activities of the Company or the applicable Guarantor has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company or the applicable Guarantor during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status with particularity. The applicable Officers' Certificate shall also notify the Trustee should the Company or any Guarantor elect to change the manner in which it fixes its fiscal year end.

          (b)  The annual financial statements delivered pursuant to Section
4.10 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying the Default or Event of Default and describing its status with particularity.

SECTION 4.09.  Compliance with Laws.
               --------------------

          The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.10.  Reports to Holders.
               ------------------

          The Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will upon request provide to prospective purchasers of the Securities the foregoing reports. The Company will also comply with the other provisions of TIA (S) 314(a).

SECTION 4.11.  Waiver of Stay, Extension or Usury Laws.
               ---------------------------------------

          Each of the Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of and/or interest on the Securities or the Guarantee of any such Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.12.  Limitations on Transactions with Affiliates.
               -------------------------------------------

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate
                                                                      ---------
Transaction"), other than (x) Affiliate Transactions permitted under paragraph
-----------
(b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

          (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors; (ii) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not
                                      --------
otherwise prohibited by this Indenture; (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvanta-
geous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (iv) Restricted Payments permitted by this Indenture;
(v) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of the first sentence of paragraph (a) above; (vi) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or
--------  -------
any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after that Issue Date shall only be permitted by this clause to the extent that the terms of any such, amendment or new agreement are not otherwise disadvantageous to the holders of the Securities in any material respect; (vii) the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by Board of Directors of the Company in good faith and loans to employees of the Company and its Subsidiaries which are approved by the Board of Directors of the Company in good faith; (viii) the payment of all fees and expenses related to the Transactions; (ix) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and (x) fees payable to Apollo pursuant to the Management Agreement and the Shareholders Agreement.

SECTION 4.13.  Limitation on Dividend and Other Payment
               Restrictions Affecting Subsidiaries.
               ------------------------------------

          The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) the Credit Agreement (as it may be assigned in accordance with its terms); (4) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company; (5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (6) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause
(c) above on the property so acquired; (8) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; (9) secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.04 and Section 4.14;
(10) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; (11) customary net worth provisions contained in leases and other agreements entered into by the Company or any Restricted Subsidiary; (12) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (1) through (11) above; provided, however,
                                                            --------  -------
that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses; or (13) an agreement governing Indebtedness permitted to be incurred pursuant to Section 4.04; provided that the provisions relating to such encumbrance or restriction
      --------
contained in such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions contained in the Credit Agreement as in effect on the Issue Date.

SECTION 4.14.  Limitation on Liens.
               -------------------

          The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Securities, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Securities are equally and ratably secured, except for the following Liens which are expressly permitted: (a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (b) Liens securing Senior Debt and Liens securing Guarantor Senior Debt; (c) Liens securing the Securities and the Guarantees; (d) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;
(e) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens (x) are no less favorable to the Holders and
--------  -------
are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (y) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (f) Permitted Liens.

SECTION 4.15.  Change of Control.
               -----------------

          (a) Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (the "Change of Control Offer"), and
                                             -----------------------
shall purchase, on a Business Day (the "Change of Control Payment Date") as
                                        ------------------------------
described below, all of the then outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date. The Change of Control Offer shall remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date.

          (b) Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of

Control, the Company covenants to (i) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement and all other Senior Debt to permit the repurchase of the Securities as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Securities pursuant to the provisions described below. The Company's failure to comply with the covenant described in the immediately preceding sentence shall constitute an Event of Default described in clause (c) and not in clause (b) of Section 6.01.

          (c) Within 30 days following the date upon which a Change of Control occurs (the "Change of Control Date"), the Company shall send, by first class
             ----------------------
mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Such notice shall state:

          (1) that the Change of Control Offer is being made pursuant to this
     Section 4.15 and that all Securities tendered and not withdrawn will be accepted for payment;

          (2) the purchase price (including the amount of accrued interest) and the Change of Control Payment Date, which shall be a Business Day, that is not earlier than 30 days or later than 60 days from the date such notice is mailed;

          (3) that any Security not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the

     Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

          (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

          (8) the circumstances and relevant facts regarding such Change of Control.

          On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and upon written order of the Company the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

          Any amounts remaining with the Paying Agent after the purchase of Securities pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Secu-rities pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.15 by virtue thereof.

SECTION 4.16.  Limitation on Asset Sales.
               -------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of (a) any liabilities (as
                          --------
shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets, and (b) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days after such Asset Sale (to the extent of the cash received) shall be deemed to be cash for the purposes of this provision only; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either (a) to prepay any Senior Debt or Guarantor Senior Debt and, in the case of any Senior Debt or Guarantor Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (b) to make an Investment (x) in properties and assets that replace the properties and assets that were the subject of such Asset Sale, (y) in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses the same, similar or reasonably related thereto or (z) permitted by clause (i) of the definition of "Permitted Investments" hereunder("Replacement
                                                                   -----------
Assets"), or (c) a combination of prepayment and investment permitted by the
------
foregoing clauses (iii)(a) and (iii)(b). On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(a), (iii)(b) and
(iii)(c) of the next preceding sentence (each, a "Net Proceeds Offer Trigger
                                                  --------------------------
Date"), such aggregate amount of Net Cash Proceeds which have not been applied
----
on or before such Net Proceeds Offer Trigger Date as permitted in clauses
(iii)(a), (iii)(b) and (iii)(c) of the next preceding sentence (each a "Net
                                                                        ---
Proceeds Offer Amount") shall be applied by the Company or such Restricted
---------------------
Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date
                                              ------------------
(the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days
      -------------------------------
following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Securities equal to the Net Proceeds Offer Amount
--- ----
at a price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration
          --------  -------
received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder as of the date of such conversion or disposition and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph).

          In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted by Section 5.01, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

          Notice of each Net Proceeds Offer pursuant to this Section 4.16 shall be mailed or caused to be mailed, by first class mail, by the Company within 45 days following the appli-cable Net Proceeds Offer Trigger Date to all Holders at their last registered addresses, with a copy to the Trustee. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

          (1) that Holders may elect to have their Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Net Proceeds Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price;

          (2) that the Net Proceeds Offer is being made pursuant to this
     Section 4.16 and that all Securities tendered will be accepted for payment; provided, however, that if the principal amount of Securities tendered in
     --------  -------
     the Net Proceeds Offer exceeds the aggregate amount of Net Proceeds Offer Amount, the Company shall select the Securities to be purchased on a pro
                                                                          ---
     rata basis (based on amounts tendered);
     ----

          (3) the purchase price (including the amount of accrued interest, if any) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the Net Proceeds Offer Trigger Date, other than as may be required by applicable law);

          (4) that any Security not tendered will continue to accrue interest;

          (5) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

          (6) that Holders electing to have a Security purchased pursuant to the Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Net Proceeds Offer Payment Date;

          (7) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased; and

          (8) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount at maturity equal to the unpurchased portion of the Securities surrendered.

          On or before the Net Proceeds Offer Payment Date, the Company shall
(i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price, plus accrued interest, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, plus accrued interest, if any, thereon set forth in the notice of such Net Proceeds Offer. Any Security not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this
Section 4.16, the Trustee shall act as the Paying Agent. Any amounts remaining after the purchase of Securities pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company. To the extent that the aggregate amount of the Securities tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purposes not prohibited by this Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.16 by virtue thereof.

SECTION 4.17.  Prohibition on Incurrence of
               Senior Subordinated Debt.
               ----------------------------

          The Company and the Guarantors shall not incur or suffer to exist Indebtedness that is senior in right of payment to the Securities or the Guarantees, as the case may be, and subordinate in right of payment by its terms to any other Indebtedness of the Company or such Guarantor, as the case may be.

SECTION 4.18.  Additional Subsidiary Guarantees.
               --------------------------------

          If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any domestic Restricted Subsidiary that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another domestic Restricted Subsidiary having total equity value in excess of $1.0 million, then such transferee or acquired or other Restricted Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture, in form reasonably satisfactory to the Trustee, pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Securities and this Indenture on the terms set forth in this Indenture; (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary; and
(iii) execute a Guarantee. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

                                 ARTICLE FIVE

                             SUCCESSOR CORPORATION

SECTION 5.01.  Merger, Consolidation and Sale of Assets.
               ----------------------------------------

          (a) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing
 ----------------
under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities and this Indenture on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction on a pro
                                                                        ---
forma basis and the assumption contemplated by clause (i)(2)(y) above (including
-----
giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.04; (iii) immediately before and immediately after giving effect to such transaction on a pro forma basis and the assumption
                                             --- -----
contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

          Notwithstanding clause (ii) and (iii) above, the merger of the Company with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction shall be permitted.

          (b) No Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.16) shall, and the Company shall not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the Obligations of the Guarantor under the Guarantee; (iii) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of
                                       --- -----
Default shall have occurred and be continuing; (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro
                                                                          ---
forma basis, the Company could satisfy the provisions of clause (ii) of Section
-----
5.01(a); and(v) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the Surviving Entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clause
(iv) of Section 5.01(a).

          (c) For purposes of the foregoing paragraph (a), the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.02.  Successor Corporation Substituted.
               ---------------------------------

          Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section
5.01 in which the Company or any Guarantor, as applicable, is not the continuing corpora-tion, the successor Person formed by such consolidation or into which the Company or such Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture and the Securities or the Guarantee, as applicable, with the same effect as if such Surviving Entity had been named as such.

                                  ARTICLE SIX

                             DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.
               -----------------

          Each of the following shall be an "Event of Default":
                                             ----------------

          (a) the failure to pay interest on any Securities when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by Article Ten or Twelve of this Indenture);

          (b) the failure to pay the principal on any Securities, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by Article Ten or Twelve of this Indenture);

          (c) a default in the observance or performance of any other covenant or agreement contained in this Indenture, which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or from the Holders of at least 25% of the outstanding principal amount of the Securities;

          (d) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, aggregates $7.5 million or more at any time;

          (e) one or more judgments in an aggregate amount in excess of $7.5 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

          (f) the Company or any of its Significant Subsidiaries (i) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (ii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (iii) consents to the appointment of a custodian of it or for substantially all of its property, (iv) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (v) makes a general assignment for the benefit of its creditors or (vi) takes any corporate action to authorize or effect any of the foregoing;

          (g) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Significant Subsidiaries, (ii) appoint a Custodian of the Company or any of its Significant Subsidiaries or for substantially all of any of its property or (iii) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (h) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms of this Indenture).

          If, pursuant to clause (c) above, the Holders of at least 25% of the then outstanding principal amount of Securities notify the Company as specified in such clause, such Hold-ers shall similarly notify the Trustee. Any notice given pursuant to clause (c) above or the immediately preceding sentence shall be given by registered or certified mail, return receipt requested.

SECTION 6.02.  Acceleration.
               ------------

          If an Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01 above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities may declare the principal of and accrued interest on all the Securities to be due and payable by notice in writing to the Company (and the Trustee if given by the Holders) specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration
                                                                 ------------
Notice"), and the same (i) shall become immediately due and payable or (ii) if
------
there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five (5) Business Days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice. If an Event of Default specified in clause (f) or (g) of Section 6.01 above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Securities shall ipso facto become and be immediately due and payable without
                 ---- -----
any declaration or other act on the part of the Trustee or any Holder.

          At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the Securities may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances, and any other amounts due to the Trustee under Section 7.07 and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (f) or (g) of Section 6.01, the Trustee shall have received an Officers' Certificate and an Opinion of

Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.03.  Other Remedies.
               --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Defaults.
               -----------------------

          Subject to Sections 2.09, 6.07 and 9.02, the Holders of not less than a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of principal of or interest on any Security as specified in clauses (a) and (b) of Section 6.01. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.05.  Control by Majority.
               -------------------

          The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided
                                                                       --------
that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

SECTION 6.06.  Limitation on Suits.
               -------------------

          A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (5) during such 45-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.  Rights of Holders To Receive Payment.
               ------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.  Collection Suit by Trustee.
               --------------------------

          If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum
                                                                       --- -----
borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.07.

SECTION 6.09.  Trustee May File Proofs of Claim.
               --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.07) and the Securityholders allowed in any judicial proceedings relating to the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.  Priorities.
               ----------

          If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

          First:  to the Trustee for amounts due under Section 7.07;

          Second: subject to Articles Ten and Twelve, to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

          Third: subject to Articles Ten and Twelve, to Holders for principal amounts due and unpaid on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

          Fourth: to the Company or, if applicable, the Guarantors, as their respective interests may appear.

          The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11.  Undertaking for Costs.
               ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.  Duties of Trustee.
               -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b)  Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties as are specifically set forth herein or in the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in ac-cordance with a direction received by it pursuant to Section 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02.  Rights of Trustee.
               -----------------

          Subject to Section 7.01:

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasona-bly believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

          (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

          (j) The Trustee shall not be charged with knowledge of any Default or Event of Default, of the identity of any Restricted Subsidiary or the existence of any Change of Control or Asset Sale unless either (i) a Responsible Officer shall have actual knowledge thereof or (ii) the Trustee shall have received written notice thereof from the Company or any Holder.

SECTION 7.03.  Individual Rights of Trustee.
               ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries (including the Guarantors), or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.  Trustee's Disclaimer.
               --------------------

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Guarantees or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

SECTION 7.05.  Notice of Default.
               -----------------

          If a Default or an Event of Default occurs and is continuing and the Trustee receives actual notice of such Default or Event of Default, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 60 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Security, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Securityholders.

SECTION 7.06.  Reports by Trustee to Holders.
               -----------------------------

          Within 60 days after each May 15, beginning with the first May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA (S) 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b), 313(c) and 313(d).

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the Commission and each securities exchange, if any, on which the Securities are listed.

          The Company shall notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA (S) 313(d).

SECTION 7.07.  Compensation and Indemnity.
               --------------------------

          The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. The Company may, subject to the approval of the Trustee, defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the
                                              --------  -------
Company will not be required to pay such fees and expenses if, subject to the approval of the Trustee, it assumes the Trus-tee's defense and there is no conflict of interest between the Company and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a senior claim prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee. The obligations of the Company and the Guarantors under this Section shall not be subordinated to the payment of Senior Debt pursuant to Article Ten or Article Twelve except assets or money held in trust to pay principal of or interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in clause (f) or (g) of Section 6.01 occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

          Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

SECTION 7.08.  Replacement of Trustee.
               ----------------------

          The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, Etc.
               --------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such
                                                        --------
corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.  Eligibility; Disqualification.
               -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirement of TIA (S)(S) 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA (S) 310(a)(2). The Trustee shall comply with TIA (S) 310(b); provided,
                                                                     --------
however, that there shall be excluded from the operation of TIA (S) 310(b)(1)
-------
any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. The provisions of TIA (S) 310 shall apply to the Company and any other obligor of the Securities.

SECTION 7.11.  Preferential Collection of Claims
               Against Company.
               ---------------------------------

          The Trustee, in its capacity as Trustee hereunder, shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.

                                 ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.  Termination of the Company's Obligations.
               ----------------------------------------

          The Company may terminate its obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment U.S. Legal Tender has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

          (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities in accordance with the provisions hereof or(ii) all Securities have otherwise become due and payable hereunder;

          (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders of that purpose, U.S. Legal Tender in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption; provided that the Trustee shall have been
                                --------
     irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Securities and provided, further, that from and after the time of deposit,
                    --------  -------
     the money deposited shall not be subject to the rights of holders of Senior Debt or Guarantor Senior Debt pursuant to the provisions of Article Ten or Twelve, as the case may be;

          (c) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

          (d) the Company shall have paid all other sums payable by it hereunder; and

          (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Company's obligations under the Securities and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Agreement or any other material agreement or instrument then known to such counsel that binds or affects the Company.

          Subject to the next sentence and notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Securities are no longer outstanding, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

          After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 8.02.  Legal Defeasance and Covenant Defeasance.
               ----------------------------------------

          (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph (b) or
(c) below be applied to all outstanding Securities upon compliance with the conditions set forth in Section 8.03.

          (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their respective obligations with respect to all outstanding Securities and the corresponding Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For
                                                        ----------------
this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Securities and any amounts deposited under Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Article Two and Section 4.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

          (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from their obligations, if any, under the covenants contained in Sections 4.03, 4.04 and Sections 4.12 through 4.18 and Article Five hereof with respect to the outstanding Securities and the corresponding Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be
               -------------------
deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes) and Holders of the Securities and any amounts deposited under Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article Ten or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c) hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, Sections 6.01(c), 6.01(d) and 6.01(e) shall not constitute Events of Default.

SECTION 8.03.  Conditions to Legal Defeasance
               or Covenant Defeasance.
               -----------------------

          The following shall be the conditions to the application of either
Section 8.02(b) or 8.02(c) hereof to the outstanding Securities:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or non-callable U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment on the Securities, U.S. Legal Tender, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

          (b) in the case of an election under Section 8.02(b) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.02(c) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Securities pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(f) and 6.01(g) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

          (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of any holders of Senior Debt, including, without limitation, those arising under this Indenture, and (ii) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law.

          Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above of this Section 8.03 need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the Maturity Date within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.04.  Application of Trust Money.
               --------------------------

          The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05.  Repayment to the Company.
               ------------------------

          The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before
                         --------
being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

SECTION 8.06.  Reinstatement.
               -------------

          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight; provided that if the Company has made any
                                    --------
payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders.
               --------------------------

          The Company, the Guarantors and the Trustee, together, may amend or supplement this Indenture, the Securities or the Guarantees without notice to or consent of any Securityholder:

          (1) to cure any ambiguity, defect or inconsistency, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely an Opinion of Counsel;

          (2) to evidence the succession in accordance with Article Five hereof of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (4) to make any other change that does not adversely affect the rights of any Securityholders hereunder in any material respect;

          (5) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

          (6) to add or release any Guarantor pursuant to the terms of this Indenture; or

          (7) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of securities, provided that for purposes of this clause (7), the terms Initial Notes and Exchange Securities, shall include any other Securities issued in accordance with clause (iii) of the fourth paragraph of Section
     2.02 or Securities issued in exchange therefor which are identical in all material respects to such Securities (except that the transfer restrictions on the Securities issued in exchange for Securities issued in accordance with clause (iii) of the fourth paragraph of Section 2.02 shall be modified or eliminated, as appropriate);

provided that the Company has delivered to the Trustee an Opinion of Counsel and
--------
an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.  With Consent of Holders.
               -----------------------

          Subject to Section 6.07, the Company, the Guarantors and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities, may amend or supplement this Indenture, the Securities or the Guarantees, without notice to any other Securityholders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture, the Securities or the Guarantees without notice to any other Security-holder. Without the consent of each Securityholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

          (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including default interest, on any Security;

          (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Security, or change the date on which any Securities may be subject to redemption or repurchase, or reduce the redemption or purchase price therefor;

          (4) make any Securities payable in money other than that stated in the Securities;

          (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Securities to waive Defaults or Events of Default;

          (6) make any changes in Section 6.04, 6.07 or this Section 9.02;

          (7) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Securities or any Guarantee, in a manner which adversely affects the Holders;

          (8) amend, modify or change in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, modify any of the provisions or definitions with respect thereto; or

          (9) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.  Effect on Senior Debt.
               ---------------------

          No amendment of this Indenture shall adversely affect the rights of any holder of Senior Debt or Guarantor Senior Debt under Article Ten or Article Twelve, as the case may be, of this Indenture, without the consent of such holder.

SECTION 9.04.  Compliance with TIA.
               -------------------

          From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture, the Securities or the Guarantees shall comply with the TIA as then in effect.

SECTION 9.05.  Revocation and Effect of Consents.
               ---------------------------------

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (9) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver
                                                   --------
shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.06.  Notation on or Exchange of Securities.
               -------------------------------------

          If an amendment, supplement or waiver changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Trustee. The Company shall provide the Trustee with an appropriate notation on the Security about the changed terms and cause the Trustee to return it to the Holder at the Company's expense. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.07.  Trustee To Sign Amendments, Etc.
               -------------------------------

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but
                                          --------
shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each complying with Sections 13.04 and 13.05 and stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constituted the legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Company.

                                  ARTICLE TEN

                          SUBORDINATION OF SECURITIES

SECTION 10.01. Securities Subordinated to
               Senior Debt.
               --------------------------

          Anything herein to the contrary notwithstanding, the Company, for itself and its successors, and each Holder, by his or her acceptance of Securities, agrees that the payment of all Obligations owing to the Holders in respect of the Securities is subordinated, to the extent and in the manner provided in this Article Ten, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, of all Obligations on Senior Debt.

          This Article Ten shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 10.02. Suspension of Payment When Senior
               Debt Is in Default.
               ---------------------------------

          (a) Unless Section 10.03 shall be applicable, if any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt (a "Payment Default"), then no
                                                   ---------------
payment of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations on the Securities or to acquire any of the Securities for cash or property or otherwise and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Senior Debt as to which such Payment Default relates shall have been discharged or paid in full in cash or Cash Equivalents, after which the Company shall resume making any and all required payments in respect of the Securities, including any missed payments.

          (b) Unless Section 10.03 shall be applicable, if any other event of default (other than a Payment Default) occurs and is continuing with respect to any Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof (a "Non-payment Default") and if the Representative for the
                     -------------------
respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events
                           --------------
of default have been cured or waived or have ceased to exist or the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Payment Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Payment Blockage Period"), neither the Company nor any other Person on its
------------------------
behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Securities or (y) acquire any of the Securities for cash or property or otherwise. Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 180 days from the date the payment on the Securities was due and (y) only one such Payment Blockage Period may be commenced within any 360 consecutive days. For all purposes of this
Section 10.02(b), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this Section 10.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of
             --- ----
Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

          Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to
                    --------
be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Securities.

SECTION 10.03. Securities Subordinated to Prior Payment
               of All Senior Debt on Dissolution,
               Liquidation or Reorganization of Company.
               -----------------------------------------

          (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the Securities, or for the acquisition of any of the Securities for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (pro rata
                                                                       --------
to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pur-suant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

          (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 10.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the
                                --------
respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

          (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article Five hereof.

SECTION 10.04. Payments May Be Paid Prior
               to Dissolution.
               --------------------------

          Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections
10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section
10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Securities to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Responsible Officer shall have actually received the written notice provided for in the first sentence of Section 10.02(b) or in Section 10.07 (provided
                                                                   --------
that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of Section 10.02(a) and Section 10.03). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

SECTION 10.05. Holders To Be Subrogated to Rights
               of Holders of Senior Debt.
               ----------------------------------

          Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Securities shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article Ten, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

SECTION 10.06. Obligations of the Company Unconditional.
               ----------------------------------------

          Nothing contained in this Article Ten or elsewhere in this Indenture or in the Securities is intended to or shall im-pair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

SECTION 10.07. Notice to Trustee.
               -----------------

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Ten. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Debt or a Representative therefor, together with proof satisfactory to the Trustee of such holding of Senior Debt or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 10.08. Reliance on Judicial Order or
               Certificate of Liquidating Agent.
               --------------------------------

          Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

SECTION 10.09. Trustee's Relation to Senior Debt.
               ---------------------------------

          The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

          Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 10.10. Subordination Rights Not Impaired
               by Acts or Omissions of the Company
               or Holders of Senior Debt.
               -----------------------------------

          No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Securities and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Securities to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 10.11. Securityholders Authorize Trustee To
               Effectuate Subordination of Securities.
               --------------------------------------

          Each Holder of Securities by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Securities, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and/or assets of the Company, the filing of a claim for the unpaid balance of its Securities and accrued interest in the form required in those proceedings.

          If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.12. This Article Ten Not To
               Prevent Events of Default.
               -------------------------

          The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

SECTION 10.13. Trustee's Compensation
               Not Prejudiced.
               ----------------------

          Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections of this Indenture.

                                 ARTICLE ELEVEN

                            GUARANTEE OF SECURITIES

SECTION 11.01. Unconditional Guarantee.
               -----------------------

          Subject to the provisions of this Article Eleven, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior subordinated basis (such guarantees to be referred to herein as a "Guarantee") to each Holder of a Security authenticated and
             ---------
delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Securities shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Securities relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or under the Securities, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under the Guarantees, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

          Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and the Guarantees. Each Guarantee is a guarantee of payment and not of collection.

If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, each Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of the Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Guarantees.

          No stockholder, officer, director or employee, past, present or future, of any Guarantor, as such, shall have any personal liability under such Guarantor's Guarantee by reason of his, her or its status as such stockholder, officer, director or employee.

SECTION 11.02. Limitations on Guarantees.
               -------------------------

          The obligations of each Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each
                                       --- ----
Guarantor, determined in accordance with GAAP.

SECTION 11.03. Execution and Delivery of Guarantee.
               -----------------------------------

          To further evidence the Guarantees set forth in Section 11.01, each Guarantor hereby agrees that a notation of its Guarantee, substantially in the form of Exhibit C hereto, shall be endorsed on each Security authenticated and delivered by the

Trustee. The Guarantee of any Guarantor shall be executed on behalf of such Guarantor by either manual or facsimile signature of two Officers of such Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

          Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

          If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Security shall nevertheless be valid.

          The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 11.04. Release of a Guarantor.
               ----------------------

          (a) If no Default or Event of Default exists or would exist under this Indenture, upon the sale or disposition of all of the Capital Stock of a Guarantor by the Company, in a transaction or series of related transactions that either (i) does not constitute an Asset Sale or (ii) constitutes an Asset Sale the Net Cash Proceeds of which are applied in accordance with Section 4.16, or upon the consolidation or merger of a Guarantor with or into any Person in compliance with Article Five (in each case, other than to the Company or an Affiliate of the Company), or if any Guarantor is dissolved or liquidated in accordance with this Indenture, such Guarantor's Guarantee will be automatically discharged and such Guarantor shall be released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article Eleven.

          (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request by the Company or such Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.04; provided, however, that the legal
                                        --------  -------
counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company.

          The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Securities and under this Article Eleven.

          Except as set forth in Articles Four and Five and this Section 11.04, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 11.05. Waiver of Subrogation.
               ---------------------

          Until this Indenture is discharged and all of the Securities are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Securities or this Indenture and such Guarantor's obligations under its Guarantee and this Indenture, in any such instance, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Securities under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Hold-ers, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.05 is knowingly made in contemplation of such benefits.

SECTION 11.06. Immediate Payment.
               -----------------

          Each Guarantor agrees to make immediate payment to the Trustee, on behalf of the Holders or itself, of all Obligations due and owing or payable to the respective Holders or the Trustee upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

SECTION 11.07. No Set-Off.
               ----------

          Each payment to be made by a Guarantor hereunder in respect of the Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 11.08. Obligations Absolute.
               --------------------

          The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

SECTION 11.09. Obligations Continuing.
               ----------------------

          The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of its continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder and under its Guarantee.

SECTION 11.10. Obligations Not Reduced.
               -----------------------

          The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Securities or this Indenture.

SECTION 11.11. Obligations Reinstated.
               ----------------------

          The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 11.12. Obligations Not Affected.
               ------------------------

          The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

          (a) any limitation of status or power, disability, incapacity or other circumstance relating to the company or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other Person;

          (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other Person under this Indenture, the Securities or any other document or instrument;

          (c) any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Securities, or to give notice thereof to a Guarantor;

          (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

          (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

          (f) any change in the time, manner or place of payment of, or in any other term of, any of the Securities, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Securities or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Securities;

          (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Guarantor;

          (h) any merger or amalgamation of the Company or a Guarantor with any Person or Persons;

          (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations or the obligations of a Guarantor under its Guarantee; and

          (j) any other circumstance, including release of a Guarantor pursuant to Section 11.04 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Securities or of another Guarantor in respect of its Guarantee hereunder;

provided, that the provisions of this Section 11.12 are not intended to affect
--------
in any way any release of a Guarantor in accordance with the provisions of
Section 11.04.

SECTION 11.13. Waiver.
               ------

          Without in any way limiting the provisions of Section 11.01 hereof, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Obligations, or other notice or formalities to the Company or any Guarantor of any kind whatsoever.

SECTION 11.14. No Obligation To Take Action Against
               the Company.
               ------------------------------------

          Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

SECTION 11.15. Dealing with the Company and Others.
               -----------------------------------

          The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

          (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

          (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

          (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Securities;

          (d)  accept compromises or arrangements from the Company;

          (e) apply all monies at any time received from the Company or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

          (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

SECTION 11.16. Default and Enforcement.
               -----------------------

          If any Guarantor fails to pay in accordance with Section 11.06 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

SECTION 11.17. Amendment, Etc.
               --------------

          No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

SECTION 11.18. Acknowledgment.
               --------------

          Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Securities and consents to and approves of the same.

SECTION 11.19. Costs and Expenses.
               ------------------

          Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

SECTION 11.20. No Merger or Waiver; Cumulative Remedies.
               ----------------------------------------

          No Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Securities and any other document or instrument between a Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 11.21. Survival of Obligations.
               -----------------------

          Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 11.01 shall survive the payment in full of the Obligations under the Securities, but only if and to the extent such payment is avoided, and in such case shall be enforceable against such Guarantor to the same extent as prior to any such payment and without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or any Guarantor.

SECTION 11.22. Guarantee in Addition to Other Obligations.
               ------------------------------------------

          The Obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other Obligations to the Trustee or to any of the Holders in relation to this Indenture or the Securities and any guarantees or security at any time held by or for the benefit of any of them.

SECTION 11.23. Severability.
               ------------

          Any provision of this Article Eleven which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Eleven.

SECTION 11.24. Successors and Assigns.
               ----------------------

          Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

                                 ARTICLE TWELVE

                           SUBORDINATION OF GUARANTEE

SECTION 12.01. Guarantee Obligations Subordinated
               to Guarantor Senior Debt.
               ----------------------------------

          Anything herein to the contrary notwithstanding, each of the Guarantors, for itself and its successors, and each Holder, by his or her acceptance of Guarantees, agrees that the payment of all Obligations owing to the Holders in respect of its Guarantee (collectively, as to any Guarantor, its "Guarantee Obligations") is subordinated, to the extent and in the manner
 ---------------------
provided in this Article Twelve, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, of all Obligations on Guarantor Senior Debt of such Guarantor.

          This Article Twelve shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Guarantor Senior Debt, and such provisions are made for the benefit of the holders of Guarantor Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 12.02. Suspension of Guarantee Obligations

               When Guarantor Senior Debt Is in Default.
               -----------------------------------------

          (a) Unless Section 12.03 shall be applicable, if any payment default occurs and is continuing with respect to any Guarantor Senior Debt, then no payment of any kind or character shall be made by or on behalf of such Guarantor or any other Person on its behalf with respect to any Guarantee Obligations or to acquire any of the Securities for cash or property or otherwise and until such payment default shall have been cured or waived or shall have ceased to exist or such Guarantor Senior Debt shall have been discharged or paid in full in cash or Cash Equivalents, after which such Guarantor shall resume making any and all required payments in respect of its obligations under this Guarantee, including any missed payments.

          (b) Unless Section 12.03 shall be applicable, if any Non-payment Default occurs and is continuing with respect to any Designated Senior Debt under which a Guarantor is a primary obligor or which is guaranteed by a Guarantor (which obligation or guarantee constitutes Guarantor Senior Debt of such Guarantor) (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) and if the Representative for the respective issue of Designated Senior Debt gives a Default Notice to the Trustee, then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Guarantor Payment Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Guarantor Payment Blockage
                                                --------------------------
Period"), neither such Guarantor nor any other Person on its behalf shall (x)
------
make any payment of any kind or character with respect to any Obligations on its Guarantee or (y) acquire any of the Securities for cash or otherwise. Notwithstanding anything herein to the contrary, (x) in no event will a Guarantor Payment Blockage Period extend beyond 180 days from the date the payment on a Guarantee was due and (y) only one such Guarantor Payment Blockage Period may be commenced within any 360 consecutive days. For all purposes of this Section 12.02(b), no event of default which existed or was continuing on the date of the commencement of any Guarantor Payment Blockage Period with respect to the Designated Senior Debt of a Guarantor shall be, or be made, the basis for the commencement of a second Guarantor Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Guarantor Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this Section 12.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective
                       --- ----
amount of Guarantor Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Debt, if any, received from the holders of Guarantor Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from a Guarantor and only amounts included in the information provided to the Trustee shall be paid to the holders of Guarantor Senior Debt.

SECTION 12.03. Guarantee Obligations Subordinated
               to Prior Payment of All Guarantor
               Senior Debt on Dissolution, Liquidation
               or Reorganization of Such Guarantor.
               ---------------------------------------

          (a) Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to such Guarantor or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Guarantor Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, before any payment or distribution of any kind or character is made on account of any Guarantee Obligations or for the acquisition of any of the Securities for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amounts of Guarantor
 --- ----
Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Guarantor Senior Debt.

          (b) To the extent any payment of Guarantor Senior Debt (whether by or on behalf of a Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 12.03(c), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders
                                                       --- ----
on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provi-sion therefor to or for the holders of such Guarantor Senior Debt.

          (d) The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of a Guarantor following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Guarantor Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assumes the Guarantee of such Guarantor hereunder in accordance with Article Five hereof.

SECTION 12.04. Payments May Be Paid Prior
               to Dissolution.
               --------------------------

          Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) any Guarantor, except under the conditions described in Sections 12.02 and 12.03, from making payments at any time for the purpose of making payments on Guarantee Obligations, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 12.02 or 12.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments on Guarantee Obligations to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Responsible Officer shall have actually received the written notice provided for in the first sentence of Section 12.02(b) or in Section 12.07 (provided that, notwithstanding the foregoing, such
                              --------
application shall otherwise be subject to the provisions of Section 12.02(a) and
Section 12.03). Each Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor.

SECTION 12.05. Holders of Guarantee Obligations
               To Be Subrogated to Rights of
               Holders of Guarantor Senior Debt.
               ---------------------------------

          Subject to the payment in full in cash or Cash Equivalents of all Guarantor Senior Debt, the Holders of Guarantee Obligations of any Guarantor shall be subrogated to the rights of the holders of Guarantor Senior Debt of such Guaran-tor to receive payments or distributions of cash, property or securities of such Guarantor applicable to such Guarantor Senior Debt until all amounts owing on or in respect of the Guarantee Obligations shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of such Guarantor Senior Debt by or on behalf of such Guarantor, or by or on behalf of the Holders by virtue of this Article Twelve, which otherwise would have been made to the Holders shall, as between such Guarantor and the Holders, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Debt, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Guarantor Senior Debt, on the other hand.

SECTION 12.06. Obligations of the Guarantors Unconditional.
               -------------------------------------------

          Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Guarantees is intended to or shall impair, as among the Guarantors, their creditors other than the holders of Guarantor Senior Debt, and the Holders, the obligation of the Guarantors, which is absolute and unconditional, to pay to the Holders all amounts due and payable under the Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Guarantors other than the holders of the Guarantor Senior Debt, nor shall anything herein or therein prevent any Holder or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy.

SECTION 12.07. Notice to Trustee.
               -----------------

          Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees pursuant to the provisions of this Article Twelve. Regardless of anything to the contrary contained in this Article Twelve or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from a Guarantor, or from a holder of Guarantor Senior Debt or a Representative therefor, together with proof satisfactory to the Trustee of such holding of Guarantor Senior Debt or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.08. Reliance on Judicial Order or
               Certificate of Liquidating Agent.
               --------------------------------

          Upon any payment or distribution of assets of a Guarantor referred to in this Article Twelve, the Trustee, subject to the provisions of Article Seven hereof, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Debt and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 12.09. Trustee's Relation to Guarantor Senior Debt.
               -------------------------------------------

          The Trustee and any agent of a Guarantor or the Trustee shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Debt which may at any time be held by it in its individual or any other capac-ity to the same extent as any other holder of Guarantor Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

          With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt.

          Whenever a distribution is to be made or a notice given to holders or owners of Guarantor Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 12.10. Subordination Rights Not Impaired
               by Acts or Omissions of the Guarantors
               or Holders of Guarantor Senior Debt.
               --------------------------------------

          No right of any present or future holders of any Guarantor Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Securities to the holders of Guarantor Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt, or otherwise amend or supplement in any manner Guarantor Senior Debt, or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Guarantor Senior Debt; and

(iv) exercise or refrain from exercising any rights against the Guarantors and any other Person.

SECTION 12.11. Holders Authorize Trustee To Effectuate
               Subordination of Guarantee Obligations.
               ---------------------------------------

          Each Holder of Guarantee Obligations by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Debt and the Holders, the subordination provided in this Article Twelve, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of any Guarantor, the filing of a claim for the unpaid balance under its Guarantee Obligations and accrued interest in the form required in those proceedings.

          If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Guarantee Obligations. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Guarantee Obligations or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 12.12. This Article Twelve Not To
               Prevent Events of Default.
               --------------------------

          The failure to make a payment on account of principal of or interest on the Guarantees by reason of any provision of this Article Twelve will not be construed as preventing the occurrence of an Event of Default.

SECTION 12.13. Trustee's Compensation
               Not Prejudiced.
               ----------------------

          Nothing in this Article Twelve will apply to amounts due to the Trustee pursuant to other sections of this Indenture.

                                ARTICLE THIRTEEN

                                 MISCELLANEOUS

SECTION 13.01. TIA Controls.
               ------------

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 13.02. Notices.
               -------

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company or a Guarantor:

          MTL Inc.
          3108 Central Drive
          Plant City, FL  33563
          Attention:  Chief Financial Officer

          Telephone:  (813) 754-4725
          Telecopy:   (813) 757-2305

          with a copy to:

          Dewey Ballantine LLP
          1301 Avenue of the Americas
          New York, New York  10019
          Attention:  Morton A. Pierce

          Telephone:  (212) 259-8000
          Telecopy:   (212) 259-6333
          if to the Trustee:

          United States Trust Company of New York
          114 West 47th Street
          New York, New York 10036
          Attention:  Corporate Trust Administration

          Telephone:  (212) 852-1673
          Telecopy:   (212) 852-0846

          Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03. Communications by Holders
               with Other Holders.
               -------------------------

          Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture, the Securities or the Guarantees. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).

SECTION 13.04. Certificate and Opinion as
               to Conditions Precedent.
               --------------------------

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

          (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.

SECTION 13.05. Statements Required in
               Certificate or Opinion.
               ----------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.08, shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided,
                                                                --------
     however, that with respect to matters of fact an Opinion of Counsel may
     -------
     rely on an Officers' Certificate or certificates of public officials.

SECTION 13.06. Rules by Trustee, Paying Agent, Registrar.
               -----------------------------------------

          The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07. Legal Holidays.
               --------------

          If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

SECTION 13.08. Governing Law.
               -------------

          THIS INDENTURE, THE SECURITIES AND THE GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture, the Securities or the Guarantees.

SECTION 13.09. No Adverse Interpretation
               of Other Agreements.
               -------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10. No Recourse Against Others.
               --------------------------

          No director, officer, employee or stockholder of the Company or any Subsidiary, as such, shall have any liability for any obligations of the Company under the Securities, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 13.11. Successors.
               ----------

          All agreements of the Company and the Guarantors in this Indenture, the Securities and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.12. Duplicate Originals.
               -------------------

          All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 13.13. Severability.
               ------------

          In case any one or more of the provisions in this Indenture, in the Securities or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                  SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

                              MTL INC.,
                                as Issuer

                              By: __________________________
                                  Name:
                                  Title:

                              MONTGOMERY TANK LINES, INC.,
                                as Guarantor

                              By: __________________________
                                  Name:
                                  Title:

                              QUALITY CARRIERS, INC.,
                                as Guarantor

                              By: __________________________
                                  Name:
                                  Title:

                              LAKESHORE LEASING, INC.,
                                as Guarantor

                              By: __________________________
                                  Name:
                                  Title:

                              MTL INVESTMENTS, INC,
                               as Guarantor

                              By: ____________________________
                                  Name:
                                  Title:

                              MEXICO INVESTMENTS, INC,
                               as Guarantor

                              By: __________________________
                                  Name:
                                  Title:

                              MTL OF NEVADA,
                               as Guarantor

                              By: __________________________
                                  Name:
                                  Title:

                              [NAME OF TRUSTEE],
                                as Trustee

                              By: ____________________________
                                  Name:
                                  Title:

                                                                     EXHIBIT A-1
                                                                     -----------

                           [FORM OF FIXED RATE NOTE]

                              [FACE OF SECURITY]

                                   MTL INC.
                         10% Senior Subordinated Note
                                   due 2006

                                             CUSIP No.

No.                                               $

          MTL INC., a Florida corporation (the "Company", which term includes
any successor corporation), for value received promises to pay to           or
registered assigns, the principal sum of $           Dollars, on June 15, 2006.

          Interest Payment Dates: June 15 and December 15, commencing December 15, 1998.

          Record Dates:  June 1 and December 1.

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

                              MTL INC.

                              By: ______________________
                                  Name:
                                  Title:

                              By: ______________________
                                  Name
                                  Title:

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the 10% Senior Subordinated Notes due 2006 described in the within-mentioned Indenture.

Dated:

                            United States Trust Company of
                              New York, as Trustee

                              By:  ________________________
                                    Authorized Signatory

                             [REVERSE OF SECURITY]

                                   MTL INC.

                         10% Senior Subordinated Note
                                   due 2006

1.   Interest.
     --------

          MTL INC., a Florida corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on June 15 and December 15 of each year (the "Interest Payment Date"), commencing December 15, 1998. Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including June 9, 1998. Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal from time to time on demand at the rate borne by this Security plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.   Method of Payment.
     -----------------

          The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Indenture)) after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.   Paying Agent and Registrar.
     --------------------------

          Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.   Indenture.
     ---------

          The Company issued the Securities under an Indenture, dated as of June 9, 1998 (the "Indenture"), among the Company, the Guarantors named therein and the Trustee. This Security is one of a duly authorized issue of Initial Notes of the Company designated as its 10% Senior Subordinated Notes due 2006 (the "Initial Fixed Rate Notes"). The Securities include the Fixed Rate Notes and the Floating Rate Notes. The Fixed Rate Notes and the Floating Rate Notes are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture or in the Securities. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Company limited in aggregate principal amount to $275,000,000.

5.   Subordination.
     -------------

          The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

6.   Optional Redemption.
     -------------------

          The Fixed Rate Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after June 15, 2002, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on June 15 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

     Year                                    Percentage
     ----                                    ----------
     2002.................................   105.000%
     2003.................................   102.500%
     2004 and thereafter..................   100.000%

          In addition, at any time prior to June 15, 2002, upon the occurrence of a Change of Control, the Company may redeem the Securities, in whole but not in part, at a redemption price equal to the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the date of redemption. Notice of redemption of the Securities pursuant to this paragraph shall be mailed to holders of the Securities not less than 30 days nor more than 60 days prior to the date of redemption (which shall in no event be more than 180 days following the occurrence of a Change of Control). The Company may not redeem Securities pursuant to this paragraph if it has made an offer to repurchase Securities with respect to such Change of Control.

7.   Optional Redemption upon Equity Offering.
     ----------------------------------------

          At any time, or from time to time, on or prior to June 15, 2001, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% aggregate principal amount of Fixed Rate Notes at a redemption price equal to 110.000% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after any such redemption the aggregate principal amount
--------  -------
of Fixed Rate Notes outstanding must equal at least 65% of the aggregate amount of the Fixed Rate Notes originally issued on the Issue Date pursuant to the Indenture. In order to effect the foregoing redemption with the net cash proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

          As used in the preceding paragraph, "Equity Offering" means a public or private offering of Qualified Capital Stock (other than public offerings with respect to the Company's Common Stock on Form S-8) of the Company for aggregate net cash proceeds to the Company of at least $20.0 million.

8.   Notice of Redemption.
     --------------------

          Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

          If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption, subject to the provisions of the Indenture.

9.   Change of Control Offer.
     -----------------------

          Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

10.  Limitation on Asset Sales.
     -------------------------

          The Company is, subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

11.  Registration Rights.
     -------------------

          Pursuant to the Registration Rights Agreement, the Company will be obligated to consummate an exchange offer pur-suant to which the Holder of this Security shall have the right to exchange this Security for the Company's 10% Series B Senior Subordinated Notes due 2006 (the "Exchange Fixed Rate Notes"), which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Fixed Rate Notes. The Holders of the Initial Fixed Rate Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

12.  Denominations; Transfer; Exchange.
     ---------------------------------

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

13.  Persons Deemed Owners.
     ---------------------

          The registered Holder of a Security shall be treated as the owner of it for all purposes.

14.  Unclaimed Funds.
     ---------------

          If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

15.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

          The Company and the Guarantors may be discharged from their obligations under the Indenture, the Securities and the Guarantees except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Securities and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

16.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture, the Securities and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

17.  Restrictive Covenants.
     ---------------------

          The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

18.  Defaults and Remedies.
     ---------------------

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Securities or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from

Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

19.  Trustee Dealings with Company.
     -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

20.  No Recourse Against Others.
     --------------------------

          No stockholder, director, officer or employee, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

21.  Authentication.
     --------------

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

22.  Abbreviations and Defined Terms.
     -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23.  Governing Law.
     -------------

          This Security shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

24.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

25.  Indenture.
     ---------

          Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture which has the text of this Security in larger type. Requests may be made to: MTL Inc., 3108 Central Drive, Plant City, FL 33563, Attn: General Counsel.

                                ASSIGNMENT FORM

I or we assign and transfer this Security to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:  _________________       Signed:  _______________________________________
                                         (Sign exactly as name
                                         appears on the other
                                         side of this Security)


Signature Guarantee:      ______________________________________________________
                          Participant in a recognized Signature
                          Guarantee Medallion Program (or other
                          signature guarantor program reasonably
                          acceptable to the Trustee)

          In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) June 9, 2000, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

                                  [Check One]
                                   ---------

  (1)  __     to the Company or a subsidiary thereof; or
  (2)  __     pursuant to and in compliance with Rule 144A under the
              Securities Act; or
  (3)  __     to an institutional "accredited investor" (as defined
              in Rule 501(a)(1), (2), (3) or (7) under the
              Securities Act) that has furnished to the Trustee a
              signed letter containing certain representations and
              agreements (the form of which letter can be obtained
              from the Trustee); or
  (4)  __     outside the United states to a "foreign person" in
              compliance with Rule 904 of Regulation S under the
              Securities Act; or
  (5)  __     pursuant to the exemption from registration provided
              by Rule 144 under the Securities Act; or
  (6)  __     pursuant to an effective registration statement under
              the Securities Act; or
  (7)  __     pursuant to another available exemption from the
              registration requirements of the Securities Act;

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

          [_]  The transferee is an Affiliate of the Company.

          Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4),
                                                 --------
(5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Dated:  __________________    Signed:  _________________________________________
                                        (Sign exactly as name appears on the
                                        other side of this Security)

Signature Guarantee:  __________________________________________________________

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:  __________________    __________________________________________________
                              NOTICE:  To be executed by
                                        an executive officer

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

Section 4.15 [      ] Section 4.16 [       ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount: $___________

Dated: _________________        Signed:  _______________________________________
                                         (Sign exactly as name
                                         appears on the other
                                         side of this Security)

Signature Guarantee:      ______________________________________________________
                          Participant in a recognized Signature
                          Guarantee Medallion Program (or other
                          signature guarantor program reasonably
                          acceptable to the Trustee)

                                                                     EXHIBIT A-2
                                                                     -----------


                         [FORM OF FLOATING RATE NOTE]

                              [FACE OF SECURITY]

                                   MTL INC.

                            FIRSTS/(SM)/*/ due 2006


                                                                   CUSIP No.
No.                                                                         $

          MTL INC., a Florida corporation (the "Company" which term includes any
successor corporation), for value received, promises to pay to              or
registered assigns, the principal sum of $            Dollars, on June 15, 2006.

          Interest Payment Dates: June 15 and December 15, commencing December 15, 1998.

          Record Dates:  June 1 and December 15.

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:                                       MTL INC.


                                             By:_______________________________
                                                 Name:
                                                 Title:


                                             By:_______________________________
                                                 Name:
                                                 Title:


__________________________

*  FIRSTS/(SM)/ is a service mark of BT Alex. Brown Incorporated

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          This is one of the Floating Interest Rate Subordinated Term Securities due 2006 described in the within-mentioned Indenture.

Dated:

                                        United States Trust Company of
                                             New York, as Trustee


                                        BY:____________________________________
                                            Authorized Signatory

                             [REVERSE OF SECURITY]


                                   MTL INC.


         Floating Interest Rate Subordinated Term Securities due 2006

1.  Interest.
    --------

          MTL INC., a Florida corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum, determined on June 9, 1998 and reset on each March 15, June 15, September 15 and December 15 (each, a "Reset Date"), commencing September 15, 1998, equal to LIBOR (as defined below) plus 4.81%, as determined by the Calculation Agent. Interest on this Security will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from June 9, 1998. The Company will pay interest semi-annually on each June 15 and December 15 (each, an "Interest Payment Date"), commencing December 15, 1998, for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day next preceding the Interest Payment Date (an "Interest Period"), with the exception that the first Interest Period shall commence on and include June 9, 1998 and end on and include December 14, 1998, and at stated maturity.

          The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by this Security and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

          "LIBOR" shall be the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period that appears on Telerate Page 3750 (as defined) as of 11:00 a.m., London time, on a Determination Date (as defined). If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, LIBOR for such Determination Date shall be the arithmetic mean of the rates (expressed as a percentage per annum) for deposits in a Representative Amount (as defined) in United States dollars for a three-month period that appears on Reuters Screen LIBO Page (as defined) as of 11:00 a.m., London time, on such Determination Date. If Reuters Screen LIBO Page does not include two or more rates or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for such Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period. If at least two such rates are so provided, LIBOR for such Determination Date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for such Determination Date will be LIBOR in effect with respect to the immediately preceding Determination Date.

          "Determination Date," with respect to the period commencing on June 9, 1998 to and including September 14, 1998 and for each period thereafter commencing on a Reset Date and ending on the day next preceding the succeeding Reset Date (each, a "LIBOR Period"), will be the second London Banking Day preceding the first day of the LIBOR Period.

          "London Banking Day" is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

          "Representative Amount" means a principal amount of not less than U.S. $1,000,000 for a single transaction in the relevant market at the relevant time.

          "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service).

          "Reuters Screen LIBO Page" means the display designated as page "LIBO" on The Reuters Monitor Money Rates Service

(or such other page as may replace the LIBO page on that service).

          The amount of interest for each day that this Security is outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of this Security. The amount of interest to be paid on this Security for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

          All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

          The interest rate on this Security will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under current New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Securities in which $2,500,000 or more has been invested.

          The Calculation Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect with respect to this Security. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the Holders of this Security.

2.   Method of Payment.
     -----------------

          The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts

("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.   Paying Agent, Registrar and
     Calculation Agent.
     ---------------------------

          Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent, Registrar and Calculation Agent. The Company may change any Paying Agent, Registrar, co-Registrar or Calculation Agent without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.   Indenture.
     ---------

          The Company issued the Securities under an Indenture, dated as of June 9, 1998 (the "Indenture"), among the Company, each of the Guarantors named therein and the Trustee. This Security is one of a duly authorized issue of Initial Notes of the Company designated as its Floating Interest Rate Subordinated Term Securities due 2006 (the "Initial Floating Rate Notes"). The Securities include the Floating Rate Notes and the Fixed Rate Notes. The Floating Rate Notes and the Fixed Rate Notes are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture or in the Securities. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in this Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of this Indenture until such time as the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Company limited in aggregate principal amount to $275,000,000.

5.   Subordination.
     -------------

          The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guar-anteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

6.   Optional Redemption.
     -------------------

          The Floating Rate Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on June 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

                    YEAR                            PERCENTAGE
                    ----                            ----------

                    1998                             105.000%
                    1999                             104.000%
                    2000                             103.000%
                    2001                             102.000%
                    2002                             101.000%
                    2003 and thereafter              100.000%

          In addition, at any time prior to June 15, 2002, upon the occurrence of a Change of Control, the Company may redeem the Securities, in whole but not in part, at a redemption price equal to the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the date of redemption. Notice of redemption of the Securities pursuant to this paragraph shall be mailed to holders of the Securities not less than 30 days nor more than 60 days prior to the date of redemption (which shall in no event be more than 180 days following the occurrence of a Change of Control). The Company may not redeem Securities pursuant to this paragraph if it has made an offer to repurchase Securities with respect to such Change of Control.

7.   Notice of Redemption.
     --------------------

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

          If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption, subject to the provisions of the Indenture.

8.   Change of Control Offer.
     -----------------------

          Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

9.   Limitation on Asset Sales.
     -------------------------

          The Company is, subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

10.  Registration Rights.
     -------------------

          Pursuant to the Registration Rights Agreement, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for the Company's Series B Floating Interest Rate Subordinated Term Securities due 2006 (the "Exchange Floating Rate Notes"), which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Floating Rate Notes. The Holders of the Initial Floating Rate Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

11.  Denominations; Transfer; Exchange.
     ---------------------------------

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

12.  Persons Deemed Owners.
     ---------------------

          The registered Holder of a Security shall be treated as the owner of it for all purposes.

13.  Unclaimed Funds.
     ---------------

          If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

14.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

          The Company and the Guarantors may be discharged from their obligations under the Indenture, the Securities and the Guarantees except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Securities and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

15.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture, the Securities and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

16.  Restrictive Covenants.
     ---------------------

          The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

17.  Defaults and Remedies.
     ---------------------

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Securities or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

18.  Trustee Dealings with Company.
     -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19.  No Recourse Against Others.
     --------------------------

          No stockholder, director, officer or employee, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20.  Authentication.
     --------------

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

21.  Abbreviations and Defined Terms.
     -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.  Governing Law.
     -------------

          This Security shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

23.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

24.  Indenture.
     ---------

          Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture which has the text of this Security in larger type. Requests may be made to: MTL Inc., 3108 Central Drive, Plant City, FL 33563, Attn: General Counsel.

                                ASSIGNMENT FORM


I or we assign and transfer this Security to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated: _________________                Signed:  _________________________
                                                   (Sign exactly as name
                                                   appears on the other
                                                   side of this Security)


Signature Guarantee:                      ______________________________________
                                          Participant in a recognized Signature
                                          Guarantee Medallion Program (or other
                                          signature guarantor program reasonably
                                          acceptable to the Trustee)


          In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) June 9, 2000, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

                                  [Check One]
                                   ---------

(1)  __     to the Company or a subsidiary thereof; or

(2)  __     pursuant to and in compliance with Rule 144A under the
            Securities Act; or

(3)  __     to an institutional "accredited investor" (as defined in Rule
            501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)  __     outside the United states to a "foreign person" in compliance with
            Rule 904 of Regulation S under the Securities Act; or

(5)  __     pursuant to the exemption from registration provided
            by Rule 144 under the Securities Act; or

(6)  __     pursuant to an effective registration statement under
            the Securities Act; or

(7)  __     pursuant to another available exemption from the
            registration requirements of the Securities Act;

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

          [_]  The transferee is an Affiliate of the Company.

          Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4),
                                                 --------
(5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Dated:  __________________                     Signed: _________________________
                                                       (Sign exactly as name
                                                       appears on the other
                                                       side of this Security)

Signature Guarantee:  _________________________________________


             TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:  __________________              ________________________________
                                        NOTICE:  To be executed by
                                                 an executive officer

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

Section 4.15 [      ] Section 4.16 [       ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount: $___________


Dated: _________________                     Signed: __________________________
                                                     (Sign exactly as name
                                                     appears on the other
                                                     side of this Security)

Signature Guarantee:               ______________________________________
                                   Participant in a recognized Signature
                                   Guarantee Medallion Program (or other
                                   signature guarantor program reasonably
                                   acceptable to the Trustee)

                                                                     EXHIBIT B-1
                                                                     -----------
                      [FORM OF EXCHANGE FIXED RATE NOTE]

                              [FACE OF SECURITY]

                                   MTL INC.

                         10% Senior Subordinated Note
                                   due 2006

                                                   CUSIP No.

No.                                                    $

          MTL INC., a Florida corporation (the "Company", which term includes
any successor corporation), for value received promises to pay to           or
registered assigns, the principal sum of $           Dollars, on June 15, 2006.

          Interest Payment Dates: June 15 and December 15, commencing December 15, 1998.

          Record Dates:  June 1 and December 1.

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

                                       MTL INC.

                                       By: ______________________
                                           Name:
                                           Title:

                                       By: ______________________
                                           Name
                                           Title:

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the 10% Senior Subordinated Notes due 2006 described in the within-mentioned Indenture.

Dated:

                                 United States Trust Company of
                                   New York, as Trustee

                                   By:  _________________________
                                        Authorized Signatory

                             [REVERSE OF SECURITY]

                                   MTL INC.

                         10% Senior Subordinated Note
                                   due 2006

1.   Interest.
     --------

          MTL INC., a Florida corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on June 15 and December 15 of each year (the "Interest Payment Date"), commencing December 15, 1998. Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including June 9, 1998. Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal from time to time on demand at the rate borne by this Security plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.   Method of Payment.
     -----------------

          The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.   Paying Agent and Registrar.
     --------------------------

          Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent and Registrar. The

Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.   Indenture.
     ---------

          The Company issued the Securities under an Indenture, dated as of June 9, 1998 (the "Indenture"), among the Company, the Guarantors named therein and the Trustee. This Security is one of a duly authorized issue of Exchange Notes of the Company designated as its 10% Senior Subordinated Notes due 2006 (the "Exchange Fixed Rate Notes"). The Securities include the Fixed Rate Notes and the Floating Rate Notes. The Fixed Rate Notes and the Floating Rate Notes are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture or in the Securities. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Company limited in aggregate principal amount to $275,000,000.

5.   Subordination.
     -------------

          The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

6.   Optional Redemption.
     -------------------

          The Fixed Rate Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after June 15, 2002, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on June 15 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

             Year                                  Percentage
             ----                                  ----------

             2002.............................     105.000%
             2003.............................     102.500%
             2004 and thereafter..............     100.000%

          In addition, at any time prior to June 15, 2002, upon the occurrence of a Change of Control, the Company may redeem the Securities, in whole but not in part, at aredemption price equal to the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the date of redemption. Notice of redemption of the Securities pursuant to this paragraph shall be mailed to holders of the Securities not less than 30 days nor more than 60 days prior to the date of redemption (which shall in no event be more than 180 days following the occurrence of a Change of Control). The Company may not redeem Securities pursuant to this paragraph if it has made an offer to repurchase Securities with respect to such Change of Control.

7.   Optional Redemption upon Equity Offering.
     ----------------------------------------

          At any time, or from time to time, on or prior to June 15, 2001, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% aggregate principal amount of Fixed Rate Notes at a redemption price equal to 110.000% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after any such redemption the aggregate principal amount
--------  -------
of Fixed Rate Notes outstanding must equal at least 65% of the aggregate amount of the Fixed Rate Notes originally issued on the Issue Date pursuant to the Indenture. In order to effect the foregoing redemption with the net cash proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

          As used in the preceding paragraph, "Equity Offering" means a public or private offering of Qualified Capital Stock (other than public offerings with respect to the Company's Common Stock on Form S-8) of the Company for aggregate net cash proceeds to the Company of at least $20.0 million.

8.   Notice of Redemption.
     --------------------

          Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

          If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption, subject to the provisions of the Indenture.

9.   Change of Control Offer.
     -----------------------

          Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

10.  Limitation on Asset Sales.
     -------------------------

          The Company is, subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

11.  Denominations; Transfer; Exchange.
     ---------------------------------

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of

$1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

12.  Persons Deemed Owners.
     ---------------------

          The registered Holder of a Security shall be treated as the owner of it for all purposes.

13.  Unclaimed Funds.
     ---------------

          If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

14.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

          The Company and the Guarantors may be discharged from their obligations under the Indenture, the Securities and the Guarantees except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Securities and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

15.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture, the Securities and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in con-nection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

16.  Restrictive Covenants.
     ---------------------

          The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

17.  Defaults and Remedies.
     ---------------------

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Securities or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

18.  Trustee Dealings with Company.
     -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19.  No Recourse Against Others.
     --------------------------

          No stockholder, director, officer or employee, as such, of the Company shall have any liability for any obliga-tion of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20.  Authentication.
     --------------

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

21.  Abbreviations and Defined Terms.
     -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.  Governing Law.
     -------------

          This Security shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

23.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

24.  Indenture.
     ---------

          Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture which has the text of this Security in larger type. Requests may be made to: MTL Inc., 3108 Central Drive, Plant City, FL 33563, Attn: General Counsel.

                                ASSIGNMENT FORM

I or we assign and transfer this Security to

________________________________________________________________________________
________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated: ______________________        Signed:  _________________________
                                              (Sign exactly as name
                                              appears on the other
                                              side of this Security)

Signature Guarantee:         __________________________________________
                             Participant in a recognized Signature
                             Guarantee Medallion Program (or other
                             signature guarantor program reasonably
                             acceptable to the Trustee)

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

Section 4.15 [      ] Section 4.16 [       ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount: $___________


Dated: ______________________        Signed:  _________________________
                                              (Sign exactly as name
                                              appears on the other
                                              side of this Security)

Signature Guarantee:         __________________________________________
                             Participant in a recognized Signature
                             Guarantee Medallion Program (or other
                             signature guarantor program reasonably
                             acceptable to the Trustee)

                                                                     EXHIBIT B-2
                                                                     -----------

                     [FORM OF EXCHANGE FLOATING RATE NOTE]


                              [FACE OF SECURITY]

                                   MTL INC.

                            FIRSTS(SM)/*/ due 2006


                                                           CUSIP No.

No.                                                                  $


          MTL INC., a Florida corporation (the "Company" which term includes any
successor corporation), for value received, promises to pay to              or
registered assigns, the principal sum of $            Dollars, on June 15, 2006.

          Interest Payment Dates: June 15 and December 15, commencing December 15, 1998.

          Record Dates:  June 1 and December 15.

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:                                  MTL INC.

                                        By:________________________________
                                           Name:
                                           Title:

                                        By:________________________________
                                           Name:
                                           Title:

__________________________
/*/  FIRSTS is a service mark of BT Alex. Brown Incorporated

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Floating Interest Rate Subordinated Term Securities due 2006 described in the within-mentioned Indenture.

Dated:


                                        United States Trust Company of
                                           New York, as Trustee


                                        By: ____________________________
                                            Authorized Signatory

                             [REVERSE OF SECURITY]

                                   MTL INC.

     Floating Interest Rate Subordinated Term Securities due 2006

1.   Interest.
     --------

          MTL INC., a Florida corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum, determined on June 9, 1998 and reset on each March 15, June 15, September 15 and December 15 (each, a "Reset Date"), commencing September 15, 1998, equal to LIBOR (as defined below) plus 4.81%, as determined by the Calculation Agent. Interest on this Security will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from June 9, 1998. The Company will pay interest semi-annually on each June 15 and December 15 (each, an "Interest Payment Date"), commencing December 15, 1998, for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day next preceding the Interest Payment Date (an "Interest Period"), with the exception that the first Interest Period shall commence on and include June 9, 1998 and end on and include December 14, 1998, and at stated maturity.

          The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by this Security and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

          "LIBOR" shall be the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period that appears on Telerate Page 3750 (as defined) as of 11:00 a.m., London time, on a Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, LIBOR for such Determination Date shall be the arithmetic mean of the rates (expressed as a percentage per annum) for deposits in a Representative Amount (as defined) in United States dollars for a three-month period that appears on Reuters Screen LIBO Page (as defined) as of 11:00 a.m., London time, on such Determination Date (as defined). If Reuters Screen LIBO Page does not include two or more rates or is un-available on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for such Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period. If at least two such rates are so provided, LIBOR for such Determination Date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for such Determination Date will be LIBOR in effect with respect to the immediately preceding Determination Date.

          "Determination Date," with respect to the period commencing on June 9, 1998 to and including September 14, 1998 and for each period thereafter commencing on a Reset Date and ending on the day next preceding the succeeding Reset Date (each, a "LIBOR Period"), will be the second London Banking Day preceding the first day of the LIBOR Period.

          "London Banking Day" is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

          "Representative Amount" means a principal amount of not less than U.S. $1,000,000 for a single transaction in the relevant market at the relevant time.

          "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service).

          "Reuters Screen LIBO Page" means the display designated as page "LIBO" on The Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service).

          The amount of interest for each day that this Security is outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of this Security. The amount of interest to be paid on this Security for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

          All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

          The interest rate on this Security will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under current New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Securities in which $2,500,000 or more has been invested.

          The Calculation Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect with respect to this Security. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the Holders of this Security.

2.   Method of Payment.
     -----------------

          The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.   Paying Agent, Registrar and
     Calculation Agent.
     ------------------

          Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent, Registrar and Calculation Agent. The Company may change any Paying Agent, Registrar, co-Registrar or Calculation Agent without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.   Indenture.
     ---------

          The Company issued the Securities under an Indenture, dated as of June 9, 1998 (the "Indenture"), among the Company, each of the Guarantors named therein and the Trustee. This Security is one of a duly authorized issue of Exchange Notes of the Company designated as its Exchange Floating Interest Rate Subordinated Term Securities due 2006 (the "Exchange Floating Rate Notes"). The Securities include the Floating Rate Notes and the Fixed Rate Notes (as defined in the Indenture). The Floating Rate Notes and the Fixed Rate Notes are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein or in the Securities. The terms of the Securities include those stated in this Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of this Indenture until such time as the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Company limited in aggregate principal amount to $275,000,000.

5.   Subordination.
     -------------

          The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

6.   Optional Redemption.
     -------------------

          The Floating Rate Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on June 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

                    YEAR                                        PERCENTAGE
                    -----                                       ----------
                    1998                                          105.000
                    1999                                          104.000
                    2000                                          103.000
                    2001                                          102.000
                    2002                                          101.000
                    2003 and thereafter                           100.000%


          In addition, at any time prior to June 15, 2002, upon the occurrence of a Change of Control, the Company may redeem the Securities, in whole but not in part, at a redemption price equal to the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the date of redemption. Notice of redemption of the Securities pursuant to this paragraph shall be mailed to holders of the Securities not less than 30 days nor more than 60 days prior to the date of redemption (which shall in no event be more than 180 days following the occurrence of a Change of Control). The Company may not redeem Securities pursuant to this paragraph if it has made an offer to repurchase Securities with respect to such Change of Control.

7.   Notice of Redemption.
     --------------------

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

          If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption, subject to the provisions of the Indenture.

8.   Change of Control Offer.
     -----------------------

          Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

9.   Limitation on Asset Sales.
     -------------------------

          The Company is, subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

10.  Denominations; Transfer; Exchange.
     ---------------------------------

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11.  Persons Deemed Owners.
     ---------------------

          The registered Holder of a Security shall be treated as the owner of it for all purposes.

12.  Unclaimed Funds.
     ---------------

          If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

          The Company and the Guarantors may be discharged from their obligations under the Indenture, the Securities and the Guarantees except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Securities and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

14.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture, the Securities and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

15.  Restrictive Covenants.
     ---------------------

          The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

16.  Defaults and Remedies.
     ---------------------

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Securities or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17.  Trustee Dealings with Company.
     -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.  No Recourse Against Others.
     --------------------------

          No stockholder, director, officer or employee, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19.  Authentication.
     --------------

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20.  Abbreviations and Defined Terms.
     -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.  Governing Law.
     -------------

          This Security shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

22.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

23.  Indenture.
     ---------

          Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture which has the text of this Security in larger type. Requests may be made to: MTL Inc., 3108 Central Drive, Plant City, FL 33563, Attn: General Counsel.

                                ASSIGNMENT FORM


I or we assign and transfer this Security to

_______________________________________________________________________________

_______________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

_______________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated: _________________           Signed:  _________________________
                                            (Sign exactly as name
                                            appears on the other
                                            side of this Security)

Signature Guarantee:      ______________________________________
                          Participant in a recognized Signature
                          Guarantee Medallion Program (or other
                          signature guarantor program reasonably
                          acceptable to the Trustee)

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

Section 4.15 [      ] Section 4.16 [       ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount: $___________

Dated: _________________           Signed:  _________________________
                                            (Sign exactly as name
                                            appears on the other
                                            side of this Security)

Signature Guarantee:      ______________________________________
                          Participant in a recognized Signature
                          Guarantee Medallion Program (or other
                          signature guarantor program reasonably
                          acceptable to the Trustee)

                                                                       EXHIBIT C
                                                                       ---------
                                   GUARANTEE
                                   ---------

          For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Security the cash payments in United States dollars of principal of, premium, if any, and interest on this Security in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article Eleven of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of June 9, 1998, among MTL Inc., a Florida corporation, as issuer (the "Company"), the Guarantors named therein and United States Trust Company of New York, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

          The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

          THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. The undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

          This Guarantee is subject to release upon the terms set forth in the Indenture.

          IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

Date:


                                   MONTGOMERY TANK LINES


                                   By:__________________________________
                                      Name:
                                      Title:

                                   By:__________________________________
                                      Name:
                                      Title:


                                   QUALITY CARRIERS, INC.


                                   By:__________________________________
                                      Name:
                                      Title:

                                   By:__________________________________
                                      Name:
                                      Title:

                                   LAKESHORE LEASING, INC.


                                   By:__________________________________
                                      Name:
                                      Title:


                                   By:__________________________________
                                      Name:
                                      Title:


                                   MEXICO INVESTMENTS, INC.


                                   By:__________________________________
                                      Name:
                                      Title:

                                   By:__________________________________
                                      Name:
                                      Title:

                                   MTL OF NEVADA


                                   By:__________________________________
                                      Name:
                                      Title:

                                   By:__________________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT D
                                                                       ---------

                           Form of Certificate To Be
                         Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------

                                                           [           ], [    ]


Attention:

               Re:       MTL Inc.
                         10% Senior Subordinated Notes due 2006
                         (the "Fixed Rate Notes") or Floating Interest Rate Subordinated Term Securities due 2006 (the "Floating Rate Notes," and together with the Fixed Rate Notes, the "Securities")
                         -----------------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed purchase of [Fixed Rate Notes] [Floating Rate Notes] of MTL Inc. (the "Company"), we confirm that:

          1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated June 4, 1998 relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages (i)-(iv) of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

          2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such re-strictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Securities prior to the date which is two years after the original issuance of the Securities, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Securities), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

          4. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

          5. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

          6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experi-ence in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          7. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              By:_______________________________________
                                 Name:
                                 Title:

                                                                       Exhibit E
                                                                       ---------

                      Form of Certificate To Be Delivered
                         in Connection with Transfers
                           Pursuant to Regulation S
                     ------------------------------------

                                                         [             ], [    ]


Attention:

          Re:  MTL INC. (the "Company")

               10% Senior Subordinated Notes due 2006 (the "Fixed Rate Notes") or Floating Interest Rate Subordinated Term Securities due 2006 (the "Floating Rate Notes," and together with the Fixed Rate
                                                                 ----------
               Notes, the "Securities")
               -----------------------------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed sale of $          aggregate principal
amount of the [Fixed Rate Notes] [Floating Rate Notes], we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Securities was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    [Name of Transferor]

                                    By:______________________________
                                       Authorized Signature